                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                  FORM 8-K/A



                               (AMENDMENT NO. 1)



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported)    August 30, 1996
                                                        ---------------

                       Physicians Resource Group, Inc.
           -------------------------------------------------------
           (Exact name of registrant as specified in its charter)


           Delaware                1-13778            76-0456864
      -----------------         ------------     --------------------
 (State or other jurisdiction    (Commission        (IRS Employer
      of incorporation)         File Number)     Identification No.)


       Three Lincoln Centre, Suite 1540, 5430 LBJ Freeway, Dallas, TX 75240
- --------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


 Registrant's telephone number, including area code       (214) 982-8200
                                                        ------------------

         Reference is made to the Current Report on Form 8-K dated August 30, 1996, (the "Form 8-K") filed by Physicians Resource Group, Inc. on September 6, 1996. The Form 8-K is hereby amended to read in its entirety as follows:


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Physicians Resource Group, Inc., a Delaware corporation (the "Company") and various wholly-owned subsidiaries of the Company (each an "Acquisition Sub"), entered into acquisition agreements (the "Acquisition Agreements") with the following ophthalmological practices (the "Practices") and physicians (the "Physicians"):

         (i) (a) Cincinnati Eye Institute, Inc., John S. Cohen, M.D., James D. Faulkner, M.D., William J. Faulker, M.D., Robert C. Kersten, M.D., Richard S. Kerstine, M.D., Robert H. Osher, M.D., Robert W. Nash, M.D., Michael R. Petersen, M.D., Gary A. Varley, M.D., Linda J. Greff, M.D., Robert J. Cionni, M.D., Kevin T. Corcoran, O.D., Corwin M. Smith, M.D. and (b) CEI Realty Associates, Ltd., (the "Cincinnati Eye Acquisition");

         (ii) Houston Eye Associates, P.A., Malcom L. Mazow, M.D., Robert H. Stewart, M.D., Robert B. Wilkins, M.D., Jeffrey D. Lanier, M.D., Michael A. Bloome, M.D., Paul C. Salmonsen, M.D., Richard L. Kimbrough, M.D., Jack T. Holladay, M.D., Jeffrey B. Arnoult, M.D., William H. Quayle, M.D., John D. Goosey, M.D., John M. Lim, M.D., Kathryn H. Musgrove, M.D., Marsha F. Soechting, M.D., Marc N. Longo, M.D., (the "Houston Eye Acquisition");

         (iii) Gregory L. Henderson, M.D., P.A., Gregory L. Henderson, M.D., (the "Henderson Acquisition"); and

         (iv) (a) William Reynolds, M.D., P.A., William Reynolds, M.D., (b) Tampa Eye Clinic, P.A., J. Burns Creighton, M.D., Ronald Seeley, M.D., Lewis Lauring, M.D., William Reynolds, M.D., David Leach, M.D., P.A., Timothy Lorenzen, M.D., P.A.; (c) Timothy Lorenzen, M.D., P.A., Timothy Lorenzen, M.D.; (d) Ronald Seeley, M.D., P.A., Ronald Seeley, M.D.; (e) J. Burns Creighton, M.D., P.A., J. Burns Creighton, M.D.;
         (f) David Leach, M.D., P.A., David Leach, M.D.; and (g) Lewis Lauring, M.D., P.A., Lewis Lauring, M.D., (the "Tampa Acquisition").


         Pursuant to the Acquisition Agreements, the respective Acquisition Subs would acquire (the "Acquisitions"), with certain limited exceptions, all of the assets and properties, real and personal, tangible and intangible, and certain liabilities of the Practices.

         The Acquisitions were consummated on August 30, 1996.

         As a result of the Acquisitions, the Company became the indirect holder (through the respective Acquisition Subs) of, with certain limited exceptions, all of the assets and properties, real and personal, tangible and intangible, and certain liabilities of the Practices. The respective Acquisition Subs intend to provide the use of such assets to the respective ophthalmological practices from which they were acquired pursuant to the terms of the management services agreements entered into at the time of the Acquisitions.

         To the best knowledge of the Company, at the time of the Acquisitions there was no material relationship between (i) the Practices and the Physicians, on the one hand, and (ii) the Company, or any of its affiliates, any director or officer of the Company, or any associate of such director or officer on the other.

         The aggregate consideration paid by the Company as a result of the Acquisitions was approximately 3,360,000 shares of the common stock, par value $.01 per share, of the Company ("Common Stock") and approximately $210,000 cash, of which (i) approximately 1,540,000 shares of Common Stock were issued in connection with the Cincinnati Eye Acquisition, (ii) approximately 840,000 shares of Common Stock were issued, and approximately $210,000 was paid, in connection with the Houston Eye Acquisition, (iii) approximately 510,000 shares were issued in connection with the Henderson Acquisition, and (iv) approximately 470,000 shares were issued in connection with the Tampa Acquisition. The various acquisition considerations for such acquisitions were determined by arms-length negotiations between the parties to the applicable acquisition agreements.

         The primary source of funds used in the Acquisitions was cash from the Company's working capital.

ITEM 5.  OTHER EVENTS.

         The Company and various wholly-owned subsidiaries of the Company (each an "Additional Acquisition Sub"), entered into acquisition agreements (the "Additional Acquisition Agreements") with the following ophthalmological practices (the "Additional Practices") and physicians (the "Additional Physicians"):

         (i) Eye Consultants of Cincinnati, Inc., Donald S. Jacobs, M.D. (the "Jacobs Acquisition"); (ii) Middletown Ophthalmology, Inc., Tom F. Straus, M.D. (the "Straus Acquisition"); (iii) Stuart J. Kaufman, M.D., P.A., Stuart J. Kaufman, M.D. (the "Kaufman Acquisition"); (iv) Frederick Hauber, M.D., P.A., Frederick Hauber, M.D. (the "Hauber Acquisition"); (v) Adolph A. Schonder, M.D., Ltd., Adolph A. Schonder, M.D. (the "Schonder Acquisition"), and (vi) The Eye Institute of West Florida, P.A., Stephen M. Weinstock, M.D., Jeffrey S. Schwartz, M.D., Leonard S. Kirsch, M.D. (the "West Florida Acquisition")

         Pursuant to the Additional Acquisition Agreements, the respective Additional Acquisition Subs would acquire (the "Additional Acquisitions"), with certain limited exceptions, all of the assets and properties, real and personal, tangible and intangible, and certain liabilities of the Additional Practices.

         The Additional Acquisitions were consummated on August 30, 1996.

         As a result of the Additional Acquisitions, the Company became the indirect holder (through the respective Additional Acquisition Subs) of, with certain limited exceptions, all of the assets and properties, real and personal, tangible and intangible, and certain liabilities of the Additional Practices. The respective Additional Acquisition Subs intend to provide the use of such assets to the respective ophthalmological practices from which they were acquired pursuant to the terms of the management services agreements entered into at the time of the Additional Acquisitions.

         To the best knowledge of the Company, at the time of the Additional Acquisitions there was no material relationship between (i) the Additional Practices and the Additional Physicians, on the one hand, and (ii) the Company, or any of its affiliates, any director or officer of the Company, or any associate of such director or officer on the other.

         The aggregate consideration paid by the Company as a result of the Additional Acquisitions was approximately 820,000 shares of Common Stock. The various acquisition considerations for such acquisitions were determined by arms- length negotiations between the parties to the applicable acquisition agreements.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


         (a) The audited combined balance sheet of Cincinnati Eye Institute, Inc. and affiliate as of December 31, 1994 and 1995, and the related combined statements of earnings, owners' equity and cash flows for each of the two years in the period ended December 31, 1995, are attached hereto as Annex A.



         (b) The audited balance sheets of Houston Eye Associates as of December 31, 1995 and 1994, and the related statements of excess (deficiency) of revenues over expenses, changes in stockholders' equity and cash flows for the years then ended are attached hereto as Annex B.



         (c) The audited balance sheets of Gregory L. Henderson, M.D., P.A., as of December 31, 1995, and the related statements of earnings, owner's equity and cash flows for the year then ended are attached hereto as Annex C.



         (d) The audited balance sheet of Tampa Eye Clinic, P.A., as of December 31, 1995, and the related statements of earnings, owners' equity and cash flows for the year then ended are attached hereto as Annex D.



         (e) The unaudited pro forma combined balance sheet of the Company as of June 30, 1996 attached hereto as Annex E has been adjusted to give effect to the Cincinnati Eye Acquisition, the Houston Eye Acquisition, the Henderson Acquisition, the Tampa Acquisition, the West Florida Acquisition, the Kaufman Acquisition, and the Hauber Acquisition as though such transactions had occurred on June 30, 1996. The unaudited pro forma consolidated statements of income of the Company attached hereto as Annex E present the historical results of the Company as if the Company had consummated the Cincinnati Eye Acquisition, the Henderson Acquisition, the Tampa Acquisition, the West Florida Acquisition, the Kaufman Acquisition, and the Hauber Acquisition all on January 1, 1993 and the Houston Acquisition on January 1, 1995.



                 Such pro forma information is not necessarily indicative of operating results that would have been achieved had such transactions been consummated at the beginning of the periods presented and should not be construed as representative of future operations. Such unaudited pro forma financial statements should be read in conjunction with the historical financial statements of the Company and of such acquired practices.



         (f) The audited combined balance sheet of The Eye Institute of West Florida, P.A. and Douglas G. Johnson, O.D., P.A. as of December 31, 1995, and the related combined statements of earnings, owners' equity and cash flows for the year then ended, which are attached hereto as Annex F, are voluntarily being filed herewith in order to permit their incorporation by reference.



         (g) The unaudited supplemental combined balance sheets of the Company as of December 31, 1994 and 1995 and June 30, 1996 (unaudited) and the related statements of income of the Company for the years ended December 31, 1993, 1994 and 1995 and for the six-months ended June 30, 1995 and 1996 (unaudited) attached hereto as Annex G, give effect to the consummation of the Cincinnati Eye Acquisition, the Henderson Acquisition, the Tampa Acquisition, the West Florida Acquisition, the Kaufman Acquisition, and the Hauber Acquisition, which acquisitions were accounted for as pooling of interests.

         (h)     Exhibits.


Exhibit No.                                        Description
- -----------                                        -----------
         2.1     -        Agreement and Plan of Merger, dated August 13, 1996, between PRG Ohio III, Inc., Physicians
                          Resource Group, Inc., Cincinnati Eye Institute, Inc., John S. Cohen, M.D., James D. Faulkner,
                          M.D., William J. Faulker, M.D., Robert C. Kersten, M.D., Richard S. Kerstine, M.D., Robert H.
                          Osher, M.D., Robert W. Nash, M.D., Michael R. Petersen, M.D., Gary A. Varley, M.D., Linda J.
                          Greff, M.D., Robert J. Cionni, M.D., Kevin T. Corcoran, O.D. and Corwin M. Smith, M.D. (1)

         2.2     -        Agreement and Plan of Reorganization, dated August 13, 1996, between PRG HEA Acq. Corp.,
                          Physicians Resource Group, Inc., Houston Eye Associates, P.A., Malcom L. Mazow, M.D., Robert H.
                          Stewart, M.D., Robert B. Wilkins, M.D., Jeffrey D. Lanier, M.D., Michael A. Bloome, M.D., Paul
                          C. Salmonsen, M.D., Richard L. Kimbrough, M.D., Jack T. Holladay, M.D., Jeffrey B. Arnoult,
                          M.D., William H. Quayle, M.D., John D. Goosey, M.D., John M. Lim, M.D., Kathryn H. Musgrove,
                          M.D., Marsha F. Soechting, M.D. and Marc N. Longo, M.D. (1)

         2.3     -        Asset Purchase Agreement, dated August 13, 1996, between PRG Ohio III, Inc., Physicians
                          Resource Group, Inc. and CEI Realty Associates, Ltd. (1)

         2.4     -        Agreement and Plan of Merger, dated August 13, 1996, between PRG IV Acq. Corp., Physicians
                          Resource Group, Inc., Gregory L. Henderson, M.D., P.A. and Gregory L. Henderson, M.D. (1)

         2.5     -        Agreement and Plan of Merger, dated August 13, 1996, between PRG IX Acq. Corp., Physicians
                          Resource Group, Inc., William Reynolds, M.D., P.A. and William Reynolds, M.D. (1)

         2.6     -        Agreement and Plan of Merger, dated August 12, 1996, between PRG II Acq. Corp., Physicians
                          Resource Group, Inc., Tampa Eye Clinic, P.A., J. Burns Creighton, M.D., Ronald Seeley, M.D.,
                          Lewis Lauring, M.D., William Reynolds, M.D., David Leach, M.D., P.A. and Timothy Lorenzen,
                          M.D., P.A. (1)

         2.7     -        Agreement and Plan of Merger, dated August 13, 1996, between PRG XI Acq. Corp., Physicians
                          Resource Group, Inc., Timothy Lorenzen, M.D., P.A. and Timothy Lorenzen, M.D. (1)

         2.8     -        Agreement and Plan of Merger, dated August 13, 1996, between PRG VII Acq. Corp., Physicians
                          Resource Group, Inc., Ronald Seeley, M.D., P.A. and Ronald Seeley, M.D. (1)

         2.9     -        Agreement and Plan of Merger, dated August 13, 1996, between PRG VI Acq. Corp., Physicians
                          Resource Group, Inc., J. Burns Creighton, M.D., P.A. and J. Burns Creighton, M.D. (1)


         2.10    -        Agreement and Plan of Merger, dated August 13, 1996, between PRG X Acq. Corp., Physicians
                          Resource Group, Inc., David Leach, M.D., P.A. and David Leach, M.D. (1)

         2.11    -        Agreement and Plan of Merger, dated August 13, 1996, between PRG VIII Acq. Corp., Physicians
                          Resource Group, Inc., Lewis Lauring, M.D., P.A. and Lewis Lauring, M.D. (1)

         2.12    -        Asset Purchase Agreement, dated August 13, 1996, between PRG Ohio, L.P., CEI Realty Associates, Ltd., and
                          Physicians Resource Group, Inc. (1)

         4.1     -        Restated Certificate of Incorporation of Physicians Resource Group, Inc.(2)

         4.2     -        Certificate of Designations, Preferences, Rights and Limitations of Class A Preferred Stock of
                          Physicians Resource Group, Inc.(2)

         4.3     -        Third Amended and Restated Bylaws of Physicians Resource Group, Inc.(3)

         4.4     -        Form of Warrant Certificate(2)

         4.5     -        Rights Agreement dated as of April 19, 1996 between Physicians Resource Group, Inc. and
                          Chemical Mellon Shareholder Services(4)

         4.6     -        Form of certificate evidencing ownership of Common Stock of Physicians Resource Group, Inc.(2)


         23.1    -        Consent of Arthur Andersen LLP (5)

         23.2    -        Consent of Wallingford, McDonald, Fox & Co., P.C. (5)




- ------------------



         (1)     -        Previously filed herewith.

         (2)     -        Previously filed as an exhibit to the Company's
                          Registration Statement on Form S-1 (No. 33- 91440) and incorporated herein by reference.

         (3)     -        Previously filed as an exhibit to the Company's
                          Annual Report on Form 10-K for the year ended
                          December 31, 1995, and incorporated herein by reference.

         (4)     -        Previously filed as an exhibit to the Company's
                          Registration Statement on Form S-1 (No. 333- 3852) and incorporated herein by reference.

         (5)     -        Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              PHYSICIANS RESOURCE GROUP, INC.




Date:  September 24, 1996                      By: /s/ Richard J. D'Amico

                                                  ----------------------------
                                                       Richard J. D'Amico
                                                       Senior Vice President and
                                                       General Counsel

                                    ANNEX A

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of Physicians Resource Group, Inc.:

    We have audited the accompanying combined balance sheet of Cincinnati Eye Institute, Inc. and affiliate as of December 31, 1994 and 1995, and the related combined statements of earnings, owners' equity, and cash flows for each of the two years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cincinnati Eye Institute, Inc. and affiliate as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.




                                                       ARTHUR ANDERSEN LLP


Dallas, Texas,
   September 4, 1996

                  CINCINNATI EYE INSTITUTE, INC. AND AFFILIATE


                            COMBINED BALANCE SHEETS


                                                                     DECEMBER 31,        JUNE 30,
                                                              -----------------------   ----------
                      ASSETS                                     1994         1995         1996
                                                              ----------   ----------   ----------
                                                                                       (UNAUDITED)
CURRENT ASSETS:
   Cash and cash equivalents                                  $  138,971   $  360,186   $1,370,905
   Accounts receivable, less allowance for bad debts
       of approximately $335,000, $719,000, and $549,000 at
       December 31, 1994 and 1995, and June 30,1996
       (unaudited), respectively                               2,132,393    2,480,355    2,660,228
   Inventory                                                     114,831      118,429      109,297
   Prepaid expenses and other current assets                      94,184       94,167       39,656
                                                              ----------   ----------   ----------
                 Total current assets                          2,480,379    3,053,137    4,180,086

PROPERTY AND EQUIPMENT, net                                    4,552,582    4,497,105    4,695,902

OTHER NONCURRENT ASSETS                                           72,588       68,817       66,931
                                                              ----------   ----------   ----------
                 Total assets                                 $7,105,549   $7,619,059   $8,942,919
                                                              ==========   ==========   ==========

   LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES:
   Current portion - long-term debt                           $   58,667   $  208,667   $  208,667
   Related-party debt                                            700,000      300,000      300,000
   Accounts payable and accrued expenses                         830,442      353,472      338,469
   Accrued salaries and benefits                                 479,669      845,289    1,484,325
                                                              ----------   ----------   ----------
                 Total current liabilities                     2,068,778    1,707,428    2,331,461

LONG-TERM DEBT, net of current portion                         2,362,701    2,389,636    2,360,738

OWNERS' EQUITY                                                 2,674,070    3,521,995    4,250,720
                                                              ----------   ----------   ----------
                 Total liabilities and owners' equity         $7,105,549   $7,619,059   $8,942,919
                                                              ==========   ==========   ==========




             The accompanying notes are an integral part of these
                        combined financial statements.

                  CINCINNATI EYE INSTITUTE, INC. AND AFFILIATE


                        COMBINED STATEMENTS OF EARNINGS


                                                   FOR THE YEAR ENDED      FOR THE SIX MONTHS ENDED
                                                      DECEMBER 31,                 JUNE 30,
                                               -------------------------   -------------------------
                                                  1994          1995          1995         1996
                                               -----------   -----------   -----------   -----------
                                                                                  (UNAUDITED)
REVENUES:
   Medical service revenues, net               $14,246,919   $16,827,449   $ 8,704,368   $ 8,210,641
                                               -----------   -----------   -----------   -----------

COSTS AND EXPENSES:
   Compensation to physician owners              5,803,394     6,650,473     3,306,667     3,249,569
   Salaries, wages, and benefits                 5,057,353     5,255,468     2,290,895     2,667,941
   Pharmaceuticals and supplies                  1,568,486     1,567,245       719,683       739,059
   General and administrative expenses           1,086,923     2,236,127     1,135,405       496,582
   Depreciation and amortization                   383,178       535,848       236,599       216,031
   Interest expense                                 41,302       126,363        89,590        46,487
                                               -----------   -----------   -----------   -----------
                 Total costs and expenses       13,940,636    16,371,524     7,778,839     7,415,669
                                               -----------   -----------   -----------   -----------

                 Net earnings                  $   306,283   $   455,925   $   925,529   $   794,972
                                               ===========   ===========   ===========   ===========

SUPPLEMENTAL DISCLOSURE:
   Combined compensation to and net earnings
     of physician owners                       $ 6,109,677   $ 7,106,398   $ 4,232,196   $ 4,044,541
                                               ===========   ===========   ===========   ===========



             The accompanying notes are an integral part of these
                        combined financial statements.

                  CINCINNATI EYE INSTITUTE, INC. AND AFFILIATE


                     COMBINED STATEMENTS OF OWNERS' EQUITY




BALANCE, December 31, 1993                                        $ 2,375,787
    Net earnings                                                      306,283
    Distributions to owners                                            (8,000)
                                                                  -----------
BALANCE, December 31, 1994                                          2,674,070
    Net earnings                                                      455,925
    Distributions to owners                                            (8,000)
    Contributions by owners                                           400,000
                                                                  -----------
BALANCE, December 31, 1995                                          3,521,995
    Net earnings (unaudited)                                          794,972
    Distribution to owners (unaudited)                                (66,247)
                                                                  -----------
BALANCE, June 30, 1996 (unaudited)                                $ 4,250,720
                                                                  ===========





             The accompanying notes are an integral part of these
                        combined financial statements.

                  CINCINNATI EYE INSTITUTE, INC. AND AFFILIATE


                       COMBINED STATEMENTS OF CASH FLOWS


                                                             FOR THE YEAR ENDED         FOR THE SIX MONTHS ENDED
                                                                DECEMBER 31,                    JUNE 30,
                                                         --------------------------    --------------------------
                                                             1994          1995           1995            1996
                                                         -----------    -----------    -----------    -----------
                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                           $   306,283    $   455,925    $   925,529    $   794,972
  Adjustments to reconcile net earnings to net cash
     provided by operating activities-
      Depreciation and amortization                          383,178        535,848        236,599        216,031
      Changes in assets and liabilities-
         (Increase) decrease in-
           Accounts receivable, net                         (409,242)      (347,962)      (724,162)      (179,873)
           Inventory                                         (33,870)        (3,598)         7,264          9,132
           Prepaid expenses and other current
               assets                                            (50)            17         34,185         54,511
         Increase (decrease) in-
           Accounts payable and accrued expenses             573,961       (476,970)      (443,743)       (15,003)
           Accrued salaries and benefits                     127,442        365,620        837,638        639,036
                                                         -----------    -----------    -----------    -----------
             Net cash provided by operating activities       947,702        528,880        873,310      1,518,806
                                                         -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net                (3,104,920)      (476,600)      (280,992)      (412,942)
                                                         -----------    -----------    -----------    -----------
           Net cash used in investing activities          (3,104,920)      (476,600)      (280,992)      (412,942)
                                                         -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Owner distribution, net                                     (8,000)        (8,000)          --          (66,247)
  Proceeds from long-term debt                               522,368        235,601        235,061           --
  Repayment of long-term debt                                (51,000)       (58,666)       (28,460)       (28,898)
  Proceeds of related-party loan                             700,000        100,000        100,000           --
  Repayment of related-party loan                           (122,775)      (500,000)          --             --
  Owner contributions                                           --          400,000        250,000           --
                                                         -----------    -----------    -----------    -----------
           Net cash provided by (used in)
               financing activities                        1,040,593        168,935        556,601        (95,145)
                                                         -----------    -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                             (1,116,625)       221,215      1,148,919      1,010,719

CASH AND CASH EQUIVALENTS, beginning of period             1,255,596        138,971        138,971        360,186
                                                         -----------    -----------    -----------    -----------

CASH AND CASH EQUIVALENTS, end of period                 $   138,971    $   360,186    $ 1,287,890    $ 1,370,905
                                                         ===========    ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE:
  Cash Interest Paid                                     $    41,264    $   227,730    $    86,556    $    78,998
                                                         ===========    ===========    ===========    ===========


             The accompanying notes are an integral part of these
                        combined financial statements.

                  CINCINNATI EYE INSTITUTE, INC. AND AFFILIATE


                     NOTES TO COMBINED FINANCIAL STATEMENTS



1.  BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

    The accompanying combined financial statements include Cincinnati Eye Institute, Inc. ("CEI") and C.E.I. Realty Associates, Ltd. ("CEI Realty"). CEI is an Ohio professional services corporation that is engaged in the practice of medicine, specializing in ophthalmology in Ohio. CEI Realty is an Ohio limited liability company that owns facilities and medical equipment that are leased to CEI. CEI and CEI Realty (collectively, the "Company") are affiliated through common ownership.

    The accompanying combined financial statements have been prepared on the accrual basis of accounting. The supplemental caption on the statements of earnings, "Combined compensation to and net earnings of physician owners," reflects the total earnings available to the physician owners for each period.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ACCOUNTS RECEIVABLE

    Accounts receivable primarily consist of receivables from patients, insurers, government programs, and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

INVENTORY

    Inventory consists primarily of surgical and medical supplies which are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation of property and equipment is calculated using accelerated methods over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

    The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Adoption of this standard is required for financial statements for fiscal years beginning after December 15, 1995. Earlier application is encouraged. The Company does not expect the new standard to have a material effect on the Company's results of operations.

INCOME TAXES

    CEI is a taxable corporation for federal and state income tax purposes. Historically, CEI has not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the absence of the PRG transaction (See Note 8--Subsequent Events). Because of this practice, provisions for income taxes and deferred tax assets and liabilities of CEI have not been reflected in these combined financial statements. The

                  CINCINNATI EYE INSTITUTE, INC. AND AFFILIATE consistent presentation of the financial statements on a pretax basis also provides comparability that would not otherwise be the case when presenting a combination of various taxable and nontaxable entities.

    CEI Realty is a limited liability company which is taxed similarly to a partnership under sections of the federal and state income tax laws; therefore, income tax liabilities are the responsibility of the respective owners or members. Accordingly, the accompanying combined financial statements do not include any provision for income taxes or deferred tax assets and liabilities for CEI Realty.

REVENUES

    Medical service revenues are accounted for in the period in which the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors, and others. Provisions for estimated third-party payor adjustments are estimated and recorded in the period the related services are provided. Any adjustment to the amounts is recorded in the period in which the revised amount is determined. A significant portion of CEI medical service revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, CEI participates in agreements with managed care organizations to provide services at negotiated rates.

CONCENTRATION OF CREDIT RISK

    CEI extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. CEI manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses, where appropriate.

USE OF ESTIMATES

    The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED FINANCIAL INFORMATION

    The unaudited interim financial statements as of June 30, 1996, and for the six-months ended June 30, 1996 and 1995, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying unaudited combined financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the unaudited combined financial statements. All such adjustments are of a normal and recurring nature.

                  CINCINNATI EYE INSTITUTE, INC. AND AFFILIATE

3.  PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                      ESTIMATED          DECEMBER 31,
                                                    USEFUL LIVES  -------------------------
                                                       (YEARS)       1994           1995
                                                    ------------  -----------   -----------
    Building                                             39        $4,219,175    $4,219,175
    Equipment                                           3-10        1,679,675     1,921,755
    Autos                                                 5             -            17,723
    Leasehold improvements                              3-10          139,378       158,983
    Furniture and fixtures                              7-10        1,052,451     1,161,384
                                                                  -----------   -----------

    Total                                                           7,090,679     7,479,020

    Less- Accumulated depreciation and amortization                (2,538,097)   (2,981,915)
                                                                  -----------   -----------

            Net property and equipment                             $4,552,582    $4,497,105
                                                                   ==========    ==========

4.  LONG-TERM DEBT:

    Long-term debt consists of the following:

                                                                         DECEMBER 31,
                                                                  --------------------------
                                                                     1994            1995
                                                                  -----------    -----------
    Revenue bonds payable, bearing variable interest, 4.0% at
    December 31, 1995, and 3.75% at December 31, 1994, maturing on August 1, 2015 with varying semi-annual principal
    installments, collateralized by the building                  $ 1,905,000    $ 1,855,000

    Note payable to Alcon Surgical, Inc., bearing interest at
    6% at December 31, 1995 and 1994, maturing on March 11,
    2000 with varying monthly principal installments
    collateralized by equipment                                        42,000         33,334

    Note payable to a bank, line of credit of $1,000,000,
    bearing interest at prime, 8.5% at December 31, 1995 and
    1994, maturing on July 28, 1999, with varying annual
    principal installments, collateralized by equipment               474,368        709,969
                                                                  -----------    -----------

                 Total long-term debt                               2,421,368      2,598,303

    Less- Current portion                                             (58,667)      (208,667)
                                                                  -----------    -----------

    Long-term debt, excluding current portion                     $ 2,362,701    $ 2,389,636
                                                                  ===========    ===========

                  CINCINNATI EYE INSTITUTE, INC. AND AFFILIATE

    As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

1996                                                                $  208,667
1997                                                                   208,667
1998                                                                   213,667
1999                                                                   325,857
2000                                                                    61,445
Thereafter                                                           1,580,000
                                                                    ----------

Total                                                               $2,598,303
                                                                    ==========


    CEI leases office space as well as certain equipment under noncancelable operating lease agreements which expire at various dates. At December 31, 1995, minimum annual rental commitments under noncancelable operating leases with terms in excess of one year are as follows:

1996                                                                  $ 87,655
1997                                                                    90,196
1998                                                                    90,196
1999                                                                    62,116
2000                                                                     7,000
                                                                      --------

Total future minimum lease payments                                   $337,163
                                                                      ========

    Rent expense related to operating leases amounted to $76,107, and $74,515 for the years ended December 31, 1994, and 1995, respectively.

5.  EMPLOYEE BENEFIT PLAN:

    CEI has a 401(k) profit-sharing plan which provides for CEI to make discretionary contributions. CEI pays all general and administrative expenses of the plan. Contributions of approximately $4,600, and $6,200 were made to this plan in 1994, and 1995, respectively.

    CEI has a qualified defined contribution plan which provides for CEI to contribute between 4% and 20% of qualified employees aggregate compensation, as defined. CEI pays all general and administrative expenses of the plan. Contributions of approximately $228,000, and $245,600 were made in 1994, and 1995, respectively.

6.  RELATED PARTY TRANSACTIONS:

Related Party Debt

    The Company periodically receives advances from its physician owners. At December 31, 1994 and 1995, the Company has various notes outstanding with one of the physician owners. These notes are payable on demand with an interest rate at prime, paid quarterly. The Company had notes payable (excluding accrued interest) to a related party of $700,000 and $300,000 as of December 31, 1994 and 1995, respectively.

                  CINCINNATI EYE INSTITUTE, INC. AND AFFILIATE

    Interest expense for these notes was approximately $13,000 and $62,200 for the year ended December 31, 1994 and 1995, respectively.

Related Party Leases

    CEI leases a building and certain equipment from CEI Realty. The building lease terminates on February 28, 2000, with 7 renewal terms of 5 years each. The equipment lease is renewable on a yearly basis.

    The following is a summary of CEI rent expense and CEI Realty rent income for the lease agreements:

                                                    1994             1995
                                                  ---------        ---------
    Building                                      $ 360,000        $ 600,000
    Equipment                                       269,826          478,978

    These amounts of rental expense and rental income between CEI and CEI Realty, respectively, have been eliminated, as part of the combined financial statements.

7.  DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

    Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the carrying amounts of accounts receivable, accounts payable, and accrued expenses approximate fair value due to the short maturity of these instruments.

    The carrying amount of the Company's long-term debt approximates fair value due to the Company's ability to obtain such borrowings on comparable terms and the floating nature of the interest rates.

8.  SUBSEQUENT EVENT:


    On August 30, 1996, the Company closed a stock-for-stock merger transaction with Physicians Resource Group, Inc. ("PRG"), in exchange for 1,565,197 shares of PRG common stock.


    The combined financial statements of the Company have been prepared as supplemental information about the entities which PRG acquired. The Company previously operated as a separate independent entity. The historical financial position, results of operations and cash flows do not reflect any adjustments relating to acquisition.

                                    ANNEX B

To the Board of Directors
Houston Eye Associates
Houston, Texas


                         INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of Houston Eye Associates as of December 31, 1995 and 1994, and the related statements of excess (deficiency) of revenues over expenses, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of Houston Eye Associates.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Houston Eye Associates as of December 31, 1995 and 1994, and the excess (deficiency) of revenues over expenses and cash flows for the years then ended, as described in Note 1, in conformity with generally accepted accounting principles.




WALLINGFORD, McDONALD, FOX & CO., P.C.


Houston, Texas
September 5, 1996

                            HOUSTON EYE ASSOCIATES

                                BALANCE SHEETS



                                                December 31,       December 31,       June 30,        June 30,
             ASSETS                                 1995              1994              1996            1995
                                                ------------       ------------      ----------      ----------
                                                                                             (Unaudited)
CURRENT ASSETS
 Cash and cash equivalents                       $  186,061         $  262,927       $  667,112      $  268,078
 Patient accounts receivable, less allowance
  for uncollectable accounts of $402,144
  at December 31, 1995, $320,183 at
  December 31, 1994, $381,776
  at June 30, 1996 (unaudited) and $376,893
  at June 30, 1995 (unaudited)                    1,461,277          1,428,607        1,234,224       1,476,081
  Receivables from affiliates (Note 6)               24,326             24,399           64,603          80,454
  Inventories                                       176,359            171,285          202,984         164,520
  Prepaid expenses and other current
    assets                                           15,700             37,271           15,700             --
                                                 ----------         ----------       ----------      ----------

             Total current assets                 1,863,723          1,924,489        2,184,623       1,989,133
                                                 ----------         ----------       ----------      ----------

    Property and equipment, net (Note 2)          1,048,284          1,112,078        1,002,217       1,145,024
                                                 ----------         ----------       ----------      ----------

OTHER ASSETS
  Deferred charges and other assets
    (Notes 1 and 4)                                 448,453            620,559          429,699         591,428
                                                 ----------         ----------       ----------      ----------

             Total assets                        $3,360,460         $3,657,126       $3,616,539      $3,725,585
                                                 ==========         ==========       ==========      ==========


  The Notes to Financial Statements are an integral part of these statements.

                            HOUSTON EYE ASSOCIATES

                                BALANCE SHEETS




                                                  December 31,      December 31,      June 30,        June 30,
LIABILITIES AND STOCKHOLDERS' EQUITY                  1995              1994            1996            1995
                                                  ------------      ------------     ----------      ----------
                                                                                             (Unaudited)

CURRENT LIABILITIES
  Accounts payable and accrued expenses            $  364,764        $  397,410      $  464,176      $  644,950
  Accrued salaries and benefits                       602,954           181,183         466,201         226,677
  Accrued profit sharing and salary deferral
    plan contributions                                208,835           223,997         311,497         341,566
  Current maturities of long-term debt (Note 3)       252,857         1,406,021         202,857         927,857
                                                   ----------        ----------      ----------      ----------

             Total current liabilities              1,429,410         2,208,611       1,444,731       2,141,050
                                                   ----------        ----------      ----------      ----------


LONG-TERM DEBT, net of current maturities
  (Note 3)                                            560,952           763,810         459,524         662,381
                                                   ----------        ----------      ----------      ----------

COMMITMENTS AND CONTINGENCIES (Notes 5, 7 and 8)


STOCKHOLDERS' EQUITY                                1,370,098           684,705       1,712,284         922,154
                                                   ----------        ----------      ----------      ----------

             Total liabilities and
               stockholders' equity                $3,360,460        $3,657,126      $3,616,539      $3,725,585
                                                   ==========        ==========      ==========      ==========


The Notes to Financial Statements are an integral part of these statements.

                           HOUSTON EYE ASSOCIATES

          STATEMENTS OF EXCESS (DEFICIENCY) OF REVENUES OVER EXPENSES

                                                            Year ended                        Six months ended
                                                   December 31,      December 31,        June 30,         June 30,
                                                       1995              1994              1996             1995
                                                   ------------      ------------      ------------     ------------
                                                                                                (Unaudited)
Revenue
  Net patient revenue                              $ 15,197,012      $ 15,355,965      $  7,153,904     $  7,448,946
  Optical and pharmacy sales                          2,977,127         2,853,055         1,454,879        1,498,753
  Other revenue (Note 4)                                449,886           492,202           181,404          230,934
                                                   ------------      ------------      ------------     ------------

             Total revenue                           18,624,025        18,701,222         8,790,187        9,178,633
                                                   ------------      ------------      ------------     ------------

Costs and expenses
  Compensation and benefits to physician owners       5,641,348         6,843,040         2,860,464        3,066,430
  Salaries, wages and benefits - other                5,744,751         6,116,943         2,275,868        2,598,296
  Pharmaceuticals and medical supplies                  336,833           366,260           146,088          166,572
  Cost of goods sold - optical and pharmacy           1,238,620         1,050,811           648,123          599,665
  General and administrative expenses                 4,553,116         4,372,458         2,350,321        2,279,152
  Depreciation and amortization                         267,997           254,549           126,360          138,068
  Interest expense (income), net                        159,074           102,839            38,192           95,531
                                                   ------------      ------------      ------------     ------------

             Total costs and expenses                17,941,739        19,106,900         8,445,416        8,943,714
                                                   ------------      ------------      ------------     ------------

             Excess (deficiency) of revenues
               over expenses                       $    682,286      $   (405,678)     $    344,771     $    234,919
                                                   ============      ============      ============     ============

             Supplemental disclosure:

                  Combined compensation and
                    benefits to physician owners
                    and  excess (deficiency) of
                    revenues over expenses         $  6,323,634      $  6,437,362      $  3,205,235     $  3,301,349
                                                   ============      ============      ============     ============


The Notes to Financial Statements are an integral part of these statements.

                            HOUSTON EYE ASSOCIATES

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                                                Paid-In
                                                                Capital      Retained        Total
                                                  Common       In Excess     Earnings     Stockholders'
                                                   Stock         of Par      (Deficit)       Equity
                                                 ----------    ----------    ----------   ------------
Balance, December 31, 1993                       $   29,186    $  916,822    $  162,901    $1,108,909

Issuance of common stock, 1,121 shares                1,121         3,990                       5,111

Retirement of 2,000 shares                           (2,000)      (21,637)                    (23,637)

(Deficiency) of revenues over expenses for
    the year ended December 31, 1994                                           (405,678)     (405,678)
                                                 ----------    ----------    ----------    ----------

Balance, December 31, 1994                           28,307       899,175      (242,777)      684,705

Issuance of common stock, 1,154 shares                1,154         1,953                       3,107

Excess of revenues over expenses for the
  year ended December 31, 1995                                                  682,286       682,286
                                                 ----------    ----------    ----------    ----------

Balance, December 31, 1995                           29,461       901,128       439,509     1,370,098

Issuance of common stock (unaudited)                    266                                       266

Retirement of 1,351 shares (unaudited)               (1,351)       (1,500)                     (2,851)

Excess of revenues over expenses for the
    six months ended June 30, 1996 (unaudited)                                  344,771       344,771
                                                 ----------    ----------    ----------    ----------

Balance, June 30, 1996 (unaudited)               $   28,376    $  899,628    $  784,280    $1,712,284
                                                 ==========    ==========    ==========    ==========


Common stock; $1.00 par value; 200,000 shares authorized;
29,461 and 28,307 shares issued and outstanding at December 31, 1995 and 1994, respectively.


The Notes to Financial Statements are an integral part of these statements.

                            HOUSTON EYE ASSOCIATES

                           STATEMENTS OF CASH FLOWS


                                                                 Year ended                     Six months ended
                                                          December 31    December 31,       June 30,       June 30,
                                                             1995           1994              1996           1995
                                                          -----------    -----------       -----------    -----------
                                                                                                   (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Excess (deficiency) of revenues over expenses           $   682,286    $  (405,678)      $   344,771    $   234,919

  Adjustment to reconcile excess of revenues
   over expenses to net cash provided by (used in)
   operating activities:
        Depreciation and amortization                         267,997        254,549           126,360        138,068
        (Gain) loss on retirement of assets                   (36,947)         1,349            33,055            -
                                                          -----------    -----------       -----------    -----------

             Total                                            913,336       (149,780)          504,186        372,987

  Changes in working capital assets:
    Patient accounts receivable                               (32,670)       150,536           227,053        (47,474)
    Inventories                                                (5,074)        10,695           (26,625)         6,765
    Prepaid expenses and other current assets                  21,571        (22,271)              -           37,271

  Changes in working capital liabilities:
   Accounts payable and accrued expenses                      (32,646)       126,488            99,412        247,540
   Accrued salaries and benefits                              421,771          8,310          (136,753)        45,494
   Accrued profit sharing and salary
      deferral plan contributions                             (15,162)      (101,971)          102,662        117,569
                                                          -----------    -----------       -----------    -----------

  Cash provided by operating activities                     1,271,126         22,007           769,935        780,152
                                                          -----------    -----------       -----------    -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of fixed assets                                (136,841)      (307,232)          (88,912)      (100,378)
  Proceeds from sale of assets                                 75,000            -              10,150            -
  Decrease in other assets                                     66,690        108,032           (15,832)       (41,506)
  Payments received from (made to) affiliates                      73         (4,202)          (40,277)       (56,055)
                                                          -----------    -----------       -----------    -----------

  Cash provided by (used in) investing activities               4,922       (203,402)         (134,871)      (197,939)
                                                          -----------    -----------       -----------    -----------



 The Notes to Financial Statements are an integral part of these statements.

                            HOUSTON EYE ASSOCIATES

                           STATEMENTS OF CASH FLOWS



                                                            Year ended                  Six months ended
                                                     December 31,   December 31,    June 30,        June 30,
                                                        1995            1994          1996            1995
                                                     -----------    -----------    -----------    -----------
                                                                                           (Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term debt               $(4,931,021)   $(3,302,953)   $  (551,428)   $(2,204,592)
  Proceeds from bank loans                             3,575,000      3,650,000        400,000      1,625,000
  Proceeds from issuance of common stock                   3,107          5,111            266          2,530
  Payments to retire common stock                            -          (23,637)        (2,851)           -
                                                     -----------    -----------    -----------    -----------

  Cash provided by (used in) financing activities     (1,352,914)       328,521       (154,013)      (577,062)
                                                     -----------    -----------    -----------    -----------


INCREASE (DECREASE) IN CASH                              (76,866)       147,126        481,051          5,151

Cash and cash equivalents, beginning of year             262,927        115,801        186,061        262,927
                                                     -----------    -----------    -----------    -----------

Cash and cash equivalents, end of year               $   186,061    $   262,927    $   667,112    $   268,078
                                                     ===========    ===========    ===========    ===========

Supplemental disclosures of cash flow information:

Cash paid during the period for:

                                                                     Six months ended
                           December 31,       December 31,       June 30,       June 30,
                              1995               1994             1996           1995
                          ------------       ------------       ---------      ---------
                                                                       (Unaudited)
Interest                     $159,204           $102,979         $ 38,200       $ 95,639
Income taxes                   64,000                -                -              -

Disclosure of accounting policy:

For purposes of the statements of cash flows, the Association considers demand deposits in banks as cash and cash equivalents.


The Notes to Financial Statements are an integral part of these statements.

                         NOTES TO FINANCIAL STATEMENTS

        Nature of Business and Significant Accounting Policies

        Houston Eye Associates (the "Association") is a professional association of ophthalmologists which was incorporated on November 15, 1971. The Association operates three divisions. The Medical Division provides total eye care services including examinations, treatment of eye disease and surgery. The Optical Division operates four retail stores selling glasses and contact lenses. The Pharmacy Division operates one pharmacy at the main treatment facility.

        From April 1993 through December 1995, the Association leased all its staff and physicians from an employee leasing company. The employee leasing expense and related overhead charges are included in the various compensation and benefits expense accounts. The leasing contract was not renewed in January 1996.

        The Association maintained its books and records primarily on the cash basis of accounting used for income tax reporting. The accompanying financial statements have been prepared on the accrual basis of accounting. These financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in connection with the Association's business combination with Physicians Resource Group, Inc., and are not intended to be a complete presentation of the Association. In connection therewith, these financial statements have been prepared on a pretax basis. The supplemental caption on the statement of excess (deficiency) of revenues over expenses, combined compensation to the physician/owners and excess of revenues over expenses, reflects the total earnings available to the physician/owners.

        Accounts Receivable:

        Accounts receivable consist primarily of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by Medicare and Medicaid programs and other public and private insurers.

        Inventories:

        Inventories consist primarily of glasses and contact lenses and is valued at the lower of cost or market, cost being determined using primarily the specific identification method.


        Property:

        Assets are recorded at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Improvements or betterments of a permanent nature are capitalized. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are credited or charged to operations currently.

        The Association computes depreciation using the straight-line and accelerated methods over estimated useful lives as follows:

                Medical equipment                           5 - 10 years
                Office furniture and fixtures               5 - 10 years
                Automobiles                                 3  years
                Computer software                           5  years
                Leasehold improvements                      7 - 10 years

        Management Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



        Revenues:

        Patient service revenues are accounted for in the period in which the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are estimated and recorded in the period the related services are provided. Any adjustment to the amounts recorded are recorded in the period in which amount is determined. A significant portion of the Association's medical service revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, the Association participates in
        agreements with managed care organizations to provide   service at
        negotiated rates or for capitated payments.



        New Accounting Pronouncement:

        The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Adoption of this standard is required for financial statements for fiscal years beginning after December 15, 1995. The Association does not expect the new standard to have a material effect on the Association's results of operations or financial position.



        Fair Value of Financial Instruments:

        Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the carrying amount of accounts receivable, accounts payable and accrued expenses approximates fair value due to the short maturity of these instruments. In addition, the carrying amount of the Association's notes payable approximates fair value due to the Association's ability to obtain such
        borrowings on comparable terms and the floating  nature   of the
        interest rates.

                         NOTES TO FINANCIAL STATEMENTS

        Income Taxes:


        The Association is a Personal Service Corporation for federal and state income tax purposes which historically has not incurred significant tax liabilities for federal and state income taxes. Compensation to the owners has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the absence of the PRG transaction (See Note 9 -- Subsequent Events). Because of this practice, provisions for income taxes and deferred tax assets and liabilities of the taxable entity have not been reflected in these financial statements.


        Concentration of Credit Risk:

        The Association provides services to patients primarily in the Harris County area. The Association extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Association manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts are recognized for potential losses, where appropriate.

NOTE 2. PROPERTY AND EQUIPMENT

        Property and equipment consists of the following:


                                                          December 31,    December 31,
                                                              1995            1994
                                                          ------------    ------------
        Medical equipment                                  $2,013,375      $1,991,824
        Office furniture and fixtures                       1,896,394       1,860,842
        Automobile                                                -            12,573
        Computer software                                     143,826         120,011
        Leasehold improvements                                344,140         455,901
                                                           ----------      ----------
                                                            4,397,735       4,441,151
        Less accumulated depreciation and amortization      3,349,451       3,329,073
                                                           ----------      ----------

        Property and equipment, net                        $1,048,284      $1,112,078
                                                           ==========      ==========

                         NOTES TO FINANCIAL STATEMENTS


NOTE 3. LONG-TERM DEBT

        Long-term debt consists of the following:

                                                                                     December 31,        December 31,
                                                                                         1995                1994
                                                                                     ------------        ------------
        Bank line-of-credit, interest at prime (8.5% at December 31, 1995 and 1994), principal due at maturity  in July 1996; collateralized by accounts receivable, inventory, furniture, fixtures and
          equipment and personally guaranteed by shareholders                         $   50,000          $1,200,000

        Installment note for purchase of medical practice, monthly installments
          $1,440 through March 1995, unsecured                                               -                 3,164

        Installment note due in monthly installments of $5,000 plus interest at prime (8.5% at December 31, 1995 and 1994); any unpaid principal and interest due at maturity in December 1997;
          collateralized by accounts receivable, inventory, furniture, fixtures
          and equipment and personally guaranteed by shareholders                        240,000             300,000

        Installment note due in monthly installments of $11,905 plus interest at prime (8.5% at December 31, 1995 and 1994); any unpaid principal and interest due at maturity in August, 1999;
          collateralized by accounts receivable, inventory, furniture, fixtures
          and equipment and personally guaranteed by shareholders                        523,809             666,667
                                                                                      ----------          ----------

                 Total                                                                   813,809           2,169,831

        Less current maturities                                                          252,857           1,406,021
                                                                                      ----------          ----------
        Long-term debt                                                                $  560,952          $  763,810
                                                                                      ==========          ==========

        As of December 31, 1995, future maturities of long-term debt are as follows:

        Fiscal Year Ending December 31:
                 1997                                           $322,860
                 1998                                            142,860
                 1999                                             95,232
                                                                --------
                                                                $560,952
                                                                ========

        The Association is subject to various operating and financial covenants as part of their debt agreements with the bank. At December 31, 1995, the Association was in compliance with the covenants.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 4. OTHER ASSETS

        The Association owns a 21 percent interest in an outpatient surgery center limited partnership. The Association does not have the ability to exercise significant influence over operating and financial policies of the partnership, nor has it been able to obtain the financial information necessary to apply the equity method. Consequently, the interest in the partnership has been accounted for primarily on the cost method. Management of the Association does not believe the carrying value of the interest would be materially different had the equity method been applied. The Association's carrying value of the partnership interest totals $206,876 and $270,116 at December 31, 1995 and 1994, and is included in other assets. Included in the other revenue at December 31, 1995 and 1994 is $367,607 and $413,127 related to the limited partnership's distributed income.

        Also included in other assets are patient charts acquired in the purchase of a local medical practice and optical shop in June 1993 for $275,430. The charts are being amortized over a period of sixty months, and the net amortized basis included in other assets at December 31, 1995 totals $133,125.

        Other items included in other assets at December 31, 1995 are professional liability insurance deposits totaling $80,454, net amortized pharmacy start-up costs totaling $7,515, investments in managed care organizations totaling $17,562, and other miscellaneous assets totaling $2,921.

NOTE 5. OPERATING LEASES

        The Association leases various buildings, office facilities and equipment under operating leases ranging from one to twelve years. The main treatment center and offices are leased from related parties.

        Total rental expense under operating leases amounted to approximately $2,194,190 in 1995 and $2,064,950 in 1994 including amounts paid to related parties of approximately $2,040,316 in 1995 and $1,879,671 in 1994.

        Total minimum future lease payments under noncancelable operating leases having an initial term of one year or more are as follows:

                                                                      Operating
                                                  -----------------------------------------------
                                                    Related
                                                     Party              Other            Total
                                                  ------------       ----------      ------------
        Year Ending December 31:
                          1996                    $  2,014,872       $  125,146      $  2,140,018
                          1997                       2,014,872           66,173         2,081,045
                          1998                       2,014,872           60,207         2,075,079
                          1999                       2,014,872           60,207         2,075,079
                          2000                       2,014,872           36,351         2,051,223
                        Later years                 12,592,950           12,211        12,605,161
                                                  ------------       ----------      ------------
                 Total minimum lease payments     $ 22,667,310       $  360,295      $ 23,027,605
                                                  ============       ==========      ============

                         NOTES TO FINANCIAL STATEMENTS


NOTE 6. RELATED PARTY TRANSACTIONS

        In addition to the related party operating lease transactions as described in Note 5, the Association had the following related party balances at December 31, 1995 and 1994:


                                                                                               December 31,         December 31,
                                                                                                   1995                  1994
                                                                                               ------------         ------------
        Receivable from a foundation set up by the Association to be used for indigent patient care, arising from payments of payroll and
        miscellaneous charges made by the Association on behalf of the foundation              $     16,961         $    13,388

        Receivable from a building corporation owned by certain common shareholders, arising from payment of administrative salaries and
        miscellaneous charges paid by the Association                                                   437              11,011

        Receivable from the Salary Deferral Plan & Trust arising from trust expenses
        paid by the Association and not yet reimbursed by the Trust administrator                     4,590                 -

        Miscellaneous employee receivables                                                            2,338                 -
                                                                                               ------------         ------------
                                                                                               $     24,326         $     24,399
                                                                                               ============         ============

NOTE 7. EMPLOYEES' PROFIT SHARING PLAN AND EMPLOYEES' SALARY DEFERRAL PLAN

        There is an established employees' profit sharing plan covering substantially all employees. The Association's contribution to the plan is limited to the amount deductible for federal income tax purposes. Total contributions were $208,835 and $219,144 for the years ended December 31, 1995 and 1994, respectively and are included in general and administrative expense.

        The Association also has an established employees' salary deferral plan covering substantially all employees. The plan qualifies as a defined contribution plan under Sections 401(a), (k) and 501(a) of the Internal Revenue Code of 1954, as amended, including the Employee Retirement Income Security Act of 1974. Each employee elects the percentage of salary to defer, and the Association matches that amount up to a maximum of 2% of the employee's annual compensation. The Association may, at its sole discretion, also make a contribution in addition to the above amount, however no discretionary contributions were made in 1994 or 1995. The contributions for the years ended December#31, 1995 and 1994 were $92,718 and $88,343, respectively and are included in general and administrative expense.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 8. COMMITMENTS AND CONTINGENCIES

        Buy-In/Buy-Out Agreement

        The Association has a buy-in/buy-out agreement with its shareholders whereby the Association is required to purchase shares from a shareholder in the event of a defined Terminating Event. A terminating shareholder is required to sell such stock to the Association. The value of the stock shall be the sum of the following: (a) the greater of $1.00 per share of stock or the amount paid by the shareholder for such shareholder's stock, plus (b) the amount determined as the shareholder's portion of the paid-in-capital for the Optical Division.

        From 1992 through 1994, the Board of Directors invited three shareholders to each purchase 2,000 shares of the Association's common stock at a selling price of $1.00 per share. Subsequent to December 31, 1995, one of the shareholders purchasing stock has resigned from the Association. As a result, the remaining shares to be purchased are as follows:

                       Year ending                   Number
                       December 31,                Of Shares
                       ------------                ---------
                           1996                          639
                           1997                          815
                           1998                          436
                                                   ---------
                                                       1,890
                                                   =========

        The shareholders buying into the Association will pay $100,000 each towards overhead expenses of the Association during the period of their respective buy-in. Additionally, the physicians buying in contribute towards paid-in-capital for participation in the Optical Division in the amount of $10,000 each. Outstanding contributions at December 31, 1995 total $5,227.

        Employment Agreement

        The Association also has employment agreements with its shareholders containing termination provisions for retirement, resignation, death or disability. Included in the agreement is remuneration relating to the doctor's Individual Corporate Value, which is paid over five annual installments with interest at bank prime plus 1%. Subsequent to December 31, 1995, a physician resigned. Remuneration expected to be paid in 1996 for his Individual Corporate Value is approximately $40,000.

        Litigation

        The Association is involved in legal actions arising in the ordinary course of their business. Management of the Association anticipates the ultimate liability, if any, to the Association would not be material.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 9.  SUBSEQUENT EVENTS

         Subsequent to December 31, 1995, the Association retained an investment advisor to assist in evaluating alternative business structures such as physician practice management companies. On August 30, 1996, the Association entered into an Agreement and Plan of Reorganization with Physicians Resource Group (PRG) whereby stock in the Association held by owner physicians was exchanged for PRG stock. Under the agreement and Plan of Reorganization, the physicians established HEA (Clinic), P.A. for the purpose of practicing medicine. HEA (Clinic), P.A. then entered into a long-term management agreement with PRG to lease general administrative services, facilities, supplies, personnel, and other non-physician services necessary for providing medical assistance to patients.

         In May 1996, the Association discontinued operations of the Pharmacy Division by selling this segment to a shareholder for approximately $20,000.

         In August 1996, the Association acquired a new office location and terminated the lease on a previous location in Houston, Texas. The $150,000 cost of the new location included certain equipment and other assets and was financed from current cash.

NOTE 10. UNAUDITED FINANCIAL INFORMATION

         The unaudited financial statements for the periods ended June 30, 1995 and June 30, 1996 are prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying unaudited financial statements reflect, in the opinion of management, all adjustments necessary for the fair presentation of the unaudited combined financial statements. All such adjustments are of a normal and recurring nature.

                                    ANNEX C

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of Physicians Resource Group, Inc.:

We have audited the accompanying balance sheet of Gregory L. Henderson, M.D., P.A. as of December 31, 1995, and the related statements of earnings, owner's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gregory L. Henderson, M.D., P.A. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





                                        ARTHUR ANDERSEN LLP





Dallas, Texas,
   September 3, 1996

                        GREGORY L. HENDERSON, M.D., P.A.


                                 BALANCE SHEETS



                                                                             DECEMBER 31,       JUNE 30,
                             ASSETS                                              1995             1996
                                                                             ------------      ----------
                                                                                               (UNAUDITED)
CURRENT ASSETS:
   Cash and cash equivalents                                                  $  225,725       $  267,298
   Accounts receivable, less allowance for doubtful accounts
       of approximately $153,000 and $145,000 at
       December 31, 1995, and June 30, 1996 (unaudited), respectively            697,718          660,563
   Prepaid expenses and other current assets                                      53,431           21,188
                                                                              ----------       ----------

                 Total current assets                                            976,874          949,049

FURNITURE, FIXTURE, AND EQUIPMENT, net                                           109,308          100,330
                                                                              ----------       ----------

                 Total assets                                                 $1,086,182       $1,049,379
                                                                              ==========       ==========

   LIABILITIES AND OWNER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                      $    8,967       $   10,491
   Accrued salaries and benefits                                                 270,523          220,612
                                                                              ----------       ----------

                 Total current liabilities                                       279,490          231,103

OWNER'S EQUITY                                                                   806,692          818,276
                                                                              ----------       ----------

                 Total liabilities and owner's equity                         $1,086,182       $1,049,379
                                                                              ==========       ==========



   The accompanying notes are an integral part of these financial statements.

                        GREGORY L. HENDERSON, M.D., P.A.


                             STATEMENTS OF EARNINGS



                                                                 FOR THE SIX MONTHS ENDED
                                           FOR THE YEAR ENDED              JUNE 30,
                                               DECEMBER 31,      --------------------------
                                                  1995              1995           1996
                                           ------------------    -----------    -----------
                                                                         (UNAUDITED)
MEDICAL SERVICE REVENUES, net                  $ 4,281,632       $ 2,017,657    $ 2,583,507

COSTS AND EXPENSES:
   Compensation to the physician owner           2,780,642         1,500,400      1,730,228
   Salaries, wages, and benefits                 1,333,163           680,252        629,443
   Pharmaceuticals and supplies                     77,147            37,649         35,554
   General and administrative expenses             355,698           104,930        163,497
   Depreciation and amortization                    53,817            18,197         13,201
                                               -----------       -----------    -----------

                 Total costs and expenses        4,600,467         2,341,428      2,571,923
                                               -----------       -----------    -----------

                 Net earnings (loss)           $  (318,835)      $  (323,771)   $    11,584
                                               ===========       ===========    ===========

SUPPLEMENTAL DISCLOSURE:

   Combined compensation to and net earnings
      of the physician owner                   $ 2,461,807       $ 1,176,629    $ 1,741,812
                                               ===========       ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                        GREGORY L. HENDERSON, M.D., P.A.


                          STATEMENTS OF OWNER'S EQUITY



BALANCE, December 31, 1994                                          $ 1,125,527
    Net loss                                                           (318,835)
                                                                    -----------
BALANCE, December 31, 1995                                              806,692
    Net earnings (unaudited)                                             11,584
                                                                    -----------
BALANCE, June 30, 1996 (unaudited)                                  $   818,276
                                                                    ===========





   The accompanying notes are an integral part of these financial statements.

                        GREGORY L. HENDERSON, M.D., P.A.


                            STATEMENTS OF CASH FLOWS



                                                                             FOR THE SIX MONTHS ENDED
                                                    FOR THE YEAR ENDED                JUNE 30,
                                                       DECEMBER 31,          -------------------------
                                                           1995                 1995           1996
                                                    ------------------        ---------     ---------
                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss)                                    $(318,835)           $(323,771)    $  11,584
  Adjustments to reconcile net earnings to net cash
     provided by operating activities-
      Depreciation and amortization                         53,817               18,197        13,201
         Changes in assets and liabilities-
         (Increase) decrease in-
           Accounts receivable, net                        258,599              409,396        37,155
           Prepaid expenses and other current
               assets                                      (14,540)              25,241        32,244
         Increase (decrease) in-
           Accounts payable and accrued expenses             1,304                5,250         1,524
           Accrued salaries and benefits                   235,139              (25,907)      (49,911)
                                                         ---------            ---------     ---------

             Net cash provided by operating activities     215,484              108,406        45,797
                                                         ---------            ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment, net                              (10,325)             (15,663)       (4,224)
                                                         ---------            ---------     ---------

             Net cash used in investing activities         (10,325)             (15,663)       (4,224)
                                                         ---------            ---------     ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                  205,159               92,743        41,573

CASH AND CASH EQUIVALENTS, beginning of period              20,566               20,566       225,725
                                                         ---------            ---------     ---------

CASH AND CASH EQUIVALENTS, end of period                 $ 225,725            $ 113,309     $ 267,298
                                                         =========            =========     =========




   The accompanying notes are an integral part of these financial statements.

                        GREGORY L. HENDERSON, M.D., P.A.


                         NOTES TO FINANCIAL STATEMENTS



1.  BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

    Gregory L. Henderson, M.D., P.A. (the "Company") is a Florida professional services corporation that is engaged in the practice of medicine, specializing in ophthalmology in Brandon, Florida, and surrounding areas. The Company conducts business as Brandon Cataract Center and Eye Clinic.

    The accompanying financial statements have been prepared on the accrual basis of accounting. The supplemental caption on the statements of earnings, "Combined compensation to and net earnings of the physician owner," reflects the total earnings available to the physician owner for each period.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ACCOUNTS RECEIVABLE

    Accounts receivable primarily consist of receivables from patients, insurers, government programs, and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by Medicare and Medicaid programs and other public and private insurers.

FURNITURE, FIXTURE, AND EQUIPMENT

    Furniture, fixture, and equipment is stated at cost. Depreciation of furniture, fixture, and equipment is calculated using straight-line and accelerated methods over the estimated useful lives of the assets ranging from 3 to 10 years. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

INCOME TAXES

    The Company is an S corporation, therefore, income tax liabilities are the responsibility of the physician owner. Accordingly, the accompanying financial statements do not include a provision for income taxes or any deferred tax assets or liabilities.

REVENUES

    Medical service revenues are accounted for in the period in which the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors, and others. Provisions for estimated third-party payor adjustments are estimated and recorded in the period the related services are provided. Any adjustment to the amounts recorded are recorded in the period in which the revised amount is determined. A significant portion of the Company's medical service revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, the Company participates in agreements with managed care organizations to provide service at negotiated rates or for capitated payments.

                       GREGORY L. HENDERSON, M.D., P.A.

NEW ACCOUNTING PRONOUNCEMENT

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Adoption of this standard is required for financial statements for fiscal years beginning after December 15, 1995. Earlier application is encouraged. The Company does not expect the new standard to have a material effect on the Company's results of operations.

CONCENTRATION OF CREDIT RISK

    The Company extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.


USE OF ESTIMATES



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED FINANCIAL STATEMENTS

    The unaudited financial statements for the periods ended June 30, 1995, and June 30, 1996, are prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying unaudited financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the unaudited financial statements. All such adjustments are of a normal and recurring nature.

3.  FURNITURE, FIXTURE, AND EQUIPMENT:

    Furniture, fixture, and equipment consists of the following:

                                                                  DECEMBER 31,
                                                                      1995
                                                                  ------------
    Equipment                                                        $224,446
    Furniture and fixtures                                            179,546
    Leasehold improvements                                             90,318
                                                                     --------

            Total furniture, fixture, and equipment                   494,310

    Less- Accumulated depreciation and amortization                  (385,002)
                                                                     --------

            Furniture, fixture, and equipment, net                   $109,308
                                                                     ========

                       GREGORY L. HENDERSON, M.D., P.A.

4.  RELATED-PARTY TRANSACTIONS:

    The Company leases office space from an entity controlled by the physician owner under a noncancelable operating lease agreement which expires on September 30, 2015.

    At December 31, 1995, minimum annual rental commitments under the noncancelable operating lease are as follows:

         1996                                                      $  128,544
         1997                                                         128,544
         1998                                                         128,544
         1999                                                         128,544
         2000                                                         128,544
         Thereafter                                                 1,896,024
                                                                   ----------

         Total minimum lease payments                              $2,538,744
                                                                   ==========

    Rent expense related to the operating lease amounted to $157,226 for the year ended December 31, 1995.

    The Company also leases certain medical equipment to a related party controlled by the physician owner. Rent income amounted to $44,796 for the year ended December 31, 1995, and is included in medical service revenues in the accompanying financial statements.

5.  DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

    Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the carrying amount of accounts receivable, accounts payable, and accrued expenses, approximates fair value due to the short maturity of these instruments.

6.  SUBSEQUENT EVENTS:

    On August 30, 1996, substantially all assets and liabilities of the Company were acquired by Physicians Resource Group, Inc. (PRG), in exchange for 505,670 shares of PRG common stock.

    The financial statements of the Company have been prepared as supplemental information about the entity which PRG acquired. The Company previously operated as a separate independent entity. The historical financial position, results of operations and cash flows do not reflect any adjustments relating to the acquisition.

                                    ANNEX D

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Physicians Resource Group, Inc.:

    We have audited the accompanying balance sheet of Tampa Eye Clinic, P.A. as of December 31, 1995, and the related statements of earnings, owners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tampa Eye Clinic, P.A. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





                                        ARTHUR ANDERSEN LLP



Dallas, Texas,
   September 6, 1996

                             TAMPA EYE CLINIC, P.A.

                                 BALANCE SHEETS


                                                                   DECEMBER 31,     JUNE 30,
                      ASSETS                                           1995           1996
                                                                   ------------    ----------
                                                                                   (UNAUDITED)
CURRENT ASSETS:
   Cash and cash equivalents                                        $   12,437     $   141,926
   Accounts receivable, net of allowance for doubtful accounts of $130,000 and $96,000, at December 31, 1995
       and June 30, 1996 (unaudited), respectively                     530,950         501,034
   Inventories                                                         202,153         212,260
   Prepaid expenses and other current assets                            78,102          68,852
                                                                    ----------      ----------
                 Total current assets                                  823,642         924,072

PROPERTY AND EQUIPMENT, net                                            163,290         107,936

OTHER NONCURRENT ASSETS, net                                            75,567          72,540
                                                                    ----------      ----------
                 Total assets                                       $1,062,499      $1,104,548
                                                                    ==========      ==========

   LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES:
   Short-term notes                                                 $   42,546      $     -
   Current portion of long-term debt                                    82,136          93,030
   Accounts payable and accrued expenses                                93,451          78,621
   Accrued salaries and benefits                                       232,843         360,271
                                                                    ----------      ----------
                 Total current liabilities                             450,976         531,922

LONG-TERM DEBT, net of current portion                                  99,583          57,198
                                                                    ----------      ----------
                 Total liabilities                                     550,559         589,120

OWNERS' EQUITY                                                         511,940         515,428
                                                                    ----------      ----------
                 Total liabilities and owners' equity               $1,062,499      $1,104,548
                                                                    ==========      ==========




  The accompanying notes are an integral part of these financial statements.

                             TAMPA EYE CLINIC, P.A.


                             STATEMENTS OF EARNINGS


                                                            FOR THE SIX MONTHS ENDED
                                                                     JUNE 30,
                                          DECEMBER 31,     ---------------------------
                                              1995            1995             1996
                                          ------------     ----------      -----------
                                                                    (UNAUDITED)
REVENUES:
   Medical service revenues, net           $5,517,593      $2,804,325       $2,851,647
   Other revenues                               5,297           2,624            2,456
                                           ----------      ----------      -----------
       Total revenues                       5,522,890       2,806,949        2,854,103
                                           ----------      ----------      -----------

COSTS AND EXPENSES:
   Compensation to physician owners'        2,498,280       1,225,039        1,320,101
   Salaries, wages, and benefits            1,579,562         775,999          809,171
   Pharmaceuticals and supplies               570,779         282,511          370,313
   General and administrative expenses        734,187         328,417          279,482
   Depreciation and amortization              135,649          67,825           62,088
   Interest expense                            17,016           5,509            9,460
                                           ----------      ----------      -----------
       Total costs and expenses             5,535,473       2,685,300        2,850,615
                                           ----------      ----------      -----------

       Net earnings (loss)                 $  (12,583)     $  121,649      $     3,488
                                           ==========      ==========     ===========

SUPPLEMENTAL DISCLOSURE:
   Combined compensation to and net
    earnings of physician owners'          $2,485,697      $1,346,688      $ 1,323,589
                                           ==========      ==========      ===========




  The accompanying notes are an integral part of these financial statements.

                             TAMPA EYE CLINIC, P.A.


                          STATEMENTS OF OWNERS' EQUITY




BALANCE, December 31, 1994                                          $524,523
    Net loss                                                         (12,583)
                                                                    --------
BALANCE, December 31, 1995                                           511,940
    Net earnings (unaudited)                                           3,488
                                                                    --------
BALANCE, June 30, 1996 (unaudited)                                  $515,428
                                                                    ========





  The accompanying notes are an integral part of these financial statements.

                             TAMPA EYE CLINIC, P.A.


                            STATEMENTS OF CASH FLOWS


                                                                                   FOR THE SIX MONTHS ENDED
                                                                                            JUNE 30,
                                                                 DECEMBER 31,      -------------------------
                                                                    1995              1995           1996
                                                                 -----------        --------       --------
                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings (loss)                                            $ (12,583)        $121,649     $    3,488
   Adjustments to reconcile net earnings (loss) to
       net cash provided by operating activities-
          Depreciation and amortization                             135,649           67,825         62,088
          Changes in assets and liabilities-
              (Increase) decrease in-
                 Accounts receivable, net                          (118,991)         (38,532)        29,916
                 Inventories                                        (11,444)          (5,723)       (10,107)
                 Prepaid expenses and other current assets          (38,973)         (29,423)         9,250
                 Other non-current assets                            12,777            4,546         (1,731)
              Increase (decrease) in-
                 Accounts payable and accrued expenses               18,885          (11,782)       (14,830)
                 Accrued salaries and benefits                      156,547          170,004        127,428
                                                                  ---------         --------       --------
                     Net cash provided by
                          operating activities                      141,867          278,564        205,502
                                                                  ---------         --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment, net                         (44,304)         (10,560)        (1,976)
                                                                  ---------         --------       --------
                     Net cash used in
                          investing activities                      (44,304)         (10,560)        (1,976)
                                                                  ---------         --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from debt                                               125,605           70,000          -
   Repayment of debt                                               (223,020)        (167,495)       (74,037)
                                                                  ---------         --------       --------
                     Net cash used in
                          financing activities                      (97,415)         (97,495)       (74,037)
                                                                  ---------         --------       --------

NET INCREASE IN CASH AND
   CASH EQUIVALENTS                                                     148          170,509        129,489
CASH AND CASH EQUIVALENTS, beginning of period                       12,289           12,289         12,437
                                                                  ---------         --------       --------
CASH AND CASH EQUIVALENTS, end of period                          $  12,437         $182,798       $141,926
                                                                  =========         ========       ========

SUPPLEMENTAL DISCLOSURE:
   Cash interest paid                                             $  22,365         $ 14,001       $  7,620





  The accompanying notes are an integral part of these financial statements.

                             TAMPA EYE CLINIC, P.A.

                         NOTES TO FINANCIAL STATEMENTS



1.  BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

    Tampa Eye Clinic, P.A. (TEC) is a professional services corporation that is engaged in the practice of medicine, specializing in ophthalmology in Tampa, Florida.

    The accompanying financial statements have been prepared on the accrual basis of accounting. The supplemental caption on the statements of earnings, "Combined compensation to and net earnings of the physician owners'," reflects the total earnings available to the physician owners' for each period.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ACCOUNTS RECEIVABLE

    Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

INVENTORIES

    Inventories consist primarily of spectacle frames, lenses, and contact lenses which are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation of property and equipment is calculated using accelerated methods over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

INCOME TAXES

    TEC is a taxable corporation and historically has not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners' has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the absence of the acquisition referred to in Note 11. Because of this practice, provisions for income taxes and deferred tax assets and liabilities of the taxable entities have not been reflected in these financial statements. The consistent presentation of the financial statements on a pretax basis also provides comparability that would not otherwise be the case when comparing various taxable and nontaxable entities.

                             TAMPA EYE CLINIC, P.A.

REVENUES

    Medical service revenues are accounted for in the period in which the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are estimated and recorded in the period the related services are provided. Any adjustment to the amounts is recorded in the period in which the revised amount is determined. A significant portion of TEC medical service revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, TEC participates in agreements with managed care organizations to provide services at negotiated rates.

NEW ACCOUNTING PRONOUNCEMENT

    The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Adoption of this standard is required for financial statements for fiscal years beginning after December 15, 1995. Earlier application is encouraged. TEC does not expect the new standard to have a material effect on TEC's results of operations.

CONCENTRATION OF CREDIT RISK

    TEC extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. TEC manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses when appropriate.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED FINANCIAL INFORMATION

    The unaudited interim financial statements as of June 30, 1996, and for the six months ended June 30, 1996 and 1995, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying unaudited financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the unaudited financial statements. All such adjustments are of a normal and recurring nature.

                             TAMPA EYE CLINIC, P.A.

3.  PROPERTY AND EQUIPMENT:

    Property and equipment at December 31, 1995, consists of the following:

                                                        Estimated Useful      December 31,
                                                         Lives (Years)            1995
                                                        ----------------      -----------
    Equipment                                                 5-7              $1,147,413
    Leasehold improvements                                    5-8                  37,831
    Property and fixtures                                     5-8                 366,947
                                                                               ----------

                                                                               $1,552,191

    Less- Accumulated depreciation and amortization                            (1,388,901)
                                                                               ----------

          Net property and equipment                                           $  163,290
                                                                               ==========

4.  SHORT-TERM NOTES PAYABLE:

    Short-term notes payable consist of the following as of December 31, 1995:

                                                                           Related Parties          Other
                                                                           ---------------       -----------
         Notes payable to bank, bearing interest at the prime rate
         plus 0.5% ( 9% at December 31, 1995), principal and interest
         due in January 1996                                                    $  -               $22,546

         Note payable to owner, bearing interest at the prime rate
         (8.5% at December 31, 1995), principal and interest due in
         February 1996                                                           20,000               -
                                                                                -------            -------

                          Total                                                 $20,000            $22,546
                                                                                =======            =======

                             TAMPA EYE CLINIC, P.A.

5.  LONG-TERM DEBT:

    Long-term debt consists of the following as of December 31, 1995:

         Note payable to bank, bearing interest at the prime rate plus
         1% (9.5% at December 31, 1995), due in 1997.  Monthly
         payments of $4,401 plus interest, collateralized by certain
         property and equipment.                                                  $  92,431

         Note payable to bank, bearing interest at the prime rate plus 1%
         (9.5% at December 31, 1995), due in 1999. Monthly payments of $1,333
         plus interest, collateralized by property and equipment.                    55,430

         Note payable to bank, bearing interest at 10%, due in 1997.  Monthly
         payments of $147, collateralized by property and equipment.                  2,914

         Note payable to bank, bearing interest at 9.75%, due in 1998.
         Monthly payments of $710, collateralized by property and equipment.         20,944

         Note payable, bearing interest at 8.75%, due in 1997.  Monthly
         payments of $456, collateralized by property and equipment.                 10,000
                                                                                  ---------

                 Long-term debt                                                   $ 181,719

                 Less- Current portion                                              (82,136)
                                                                                  ---------

                 Long-term debt excluding current portion                         $  99,583
                                                                                  =========

    As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

                 1996                                                   $ 82,136
                 1997                                                     69,461
                 1998                                                     22,692
                 1999                                                      7,430
                 2000                                                       -
                 Thereafter                                                 -
                                                                        --------

                      Total                                             $181,719
                                                                        ========

                             TAMPA EYE CLINIC, P.A.

6.  LEASES AND RELATED-PARTY TRANSACTIONS:

    TEC leases office space from one of the physician owners under a noncancelable operating lease agreement which expires in April 2003. At December 31, 1995, minimum annual rental commitments under the noncancelable operating lease are as follows:

                                                    Related Parties          Other
                                                    ---------------         -------
         1996                                         $   344,895           $ 7,688
         1997                                             347,184             3,680
         1998                                             347,184             3,680
         1999                                             347,184             2,760
         2000                                             347,184              -
         Thereafter                                       810,096              -
                                                       ----------           -------

                    Total                              $2,543,727           $17,808
                                                       ==========           =======

    Rent expense on related-party operating lease was $335,000 for the year ended December 31, 1995. Lease expense related to office equipment amounted to approximately $15,000 for the year ended December 31, 1995.

    In various instances, relatives of the owners' of TEC are employees of the practice.

7.  EMPLOYEE BENEFIT PLAN:

    Prior to July of 1995, TEC had a profit-sharing plan which provided for TEC to make contributions on a discretionary basis. In July of 1995, TEC terminated the profit-sharing plan and rolled the balances into a 401(k) profit-sharing plan (the "Plan"). Each participant's contribution is matched in part by TEC up to a maximum of 6% of the participant's compensation. The Plan pays all administrative expenses. Contributions made to the Plan in 1995 were approximately $15,000. A physician owner and his spouse are the trustees of the Plan.

8.  DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

    Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the carrying amounts of accounts receivable, accounts payable and accrued expenses approximate fair value due to the short maturity of these instruments.

    The carrying amount TEC's debt approximates fair value due to TEC's ability to obtain such borrowings on comparable terms and the floating nature of the interest rates.

9.  SUBSEQUENT EVENT:

    On August 30, 1996, the Company completed a stock-for-stock merger transaction with Physician Resource Group, Inc. (PRG), in exchange for 450,916 shares of PRG common stock.

    The financial statements of TEC have been prepared as supplemental information about the entity which PRG acquired. TEC previously operated as a separate independent entity. The historical financial position, results of operations and cash flows do not reflect any adjustments relating to the acquisition.

                                    ANNEX E

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                    PRO FORMA COMBINED FINANCIAL STATEMENTS


     The following unaudited pro forma combined financial statements include the unaudited pro forma combined balance sheet as of June 30, 1996 as if the merger with Cincinnati Eye Institute, Inc. and affiliate (Cincinnati Eye); Tampa Eye Clinic, P.A. (Tampa Eye); Gregory L. Henderson, M.D., P.A. (Henderson); The Eye Institute of West Florida, P.A. and Douglas G. Johnson, O.D., P.A. (West Florida); Stuart J. Kaufman, M.D. and Associates, P.A. (Kaufman); F. A. Hauber, M.D., P.A. (Hauber) (the Pooled Entities); and the acquisition of Houston Eye Associates (Houston Eye) and South Texas Retina Consultants, P.A. (South Texas) (the Purchased Entities) (collectively the Third Quarter Acquisitions) had occurred on that date, and include the unaudited pro forma combined statement of operations for the years ended December 31, 1993, 1994, and 1995 and for the six months ended June 30, 1995 and 1996 as if the merger of the Pooled Entities had occurred as of January 1, 1993 and the acquisition of Houston Eye and South Texas and certain other transactions as described below had occurred as of January 1, 1995. The merger with the Pooled Entities will be accounted for as pooling of interests, and accordingly the historical operations and balance sheets of PRG and the Pooled Entities have been combined in these financial statements.



     The unaudited pro forma statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 also give effect to (i) the consummated PRG initial public offering (IPO) and simultaneous exchange of cash, shares of its common stock and note payable for certain assets of and liabilities (the Reorganization) associated with ten eye care practices; (ii) the issuance of 3,553,000 shares of PRG common stock in the IPO and the application of the net proceeds therefrom; (iii) the acquisition of certain assets from and consummation of service agreements with 24 eye care practices by PRG during the first, second, and third quarter-to-date of 1996 (the 1996 Acquisitions); (iv) the acquisition of certain assets from and consummation of service agreements with eye care practices during 1995 (the 1995 EyeCorp Acquisitions); and (v) the issuance of 4,250,000 shares of PRG in a public offering during May, 1996 and the application of the net proceeds therefrom.



     The unaudited merger/significant transactions pro forma combined financial statements have been prepared by PRG based on the financial statements of PRG and the Third Quarter Acquisitions included elsewhere in this Form 8-K/A or previously filed Form 8-K's, the unaudited financial statements of practices acquired by PRG in the 1996 Acquisitions and the practices acquired in the 1995 EyeCorp Acquisitions and other assumptions deemed appropriate by PRG. These unaudited pro forma combined financial statements may not be indicative of the actual results had the above events and transactions occurred on the dates indicated or of actual results which may be realized in the future. Neither expected benefits and cost reductions anticipated by PRG nor future corporate costs and expenses related to the Third Quarter Acquisitions, the 1996 Acquisitions and the 1995 EyeCorp Acquisitions have been reflected in the accompanying unaudited pro forma combined financial statements.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                        PRO FORMA COMBINED BALANCE SHEET

                              AS OF JUNE 30, 1996

                                    (000'S)


                                                                                                       PURCHASE
                                                                    POOLING                           ADJUSTMENTS
                                                            ------------------------                  -----------
                                                             POOLED                                    PURCHASED          TOTAL
                                                 PRG        ENTITIES     ADJUSTMENTS     SUBTOTAL      ENTITIES         PRO FORMA
                                               --------     --------     -----------     --------     -----------       ---------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................  $ 80,164     $ 2,114             --       $ 82,278       $    --         $ 82,278
  Accounts receivable, net...................    13,718       4,762             --         18,480         1,652(A)        20,132
  Receivables due from affiliated
    practices................................    14,670          14             --         14,684            --           14,684
  Inventories................................     3,198         440             --          3,638           215(A)         3,853
  Prepaid expenses and other current
    assets...................................     4,937         167             --          5,104            46(A)         5,150
                                               --------     --------      --------       --------      --------         --------
        Total current assets.................   116,687       7,497             --        124,184         1,913          126,097
PROPERTY AND EQUIPMENT, net:.................    41,055       2,896             --         43,951         1,088(A)        45,039
INTANGIBLE ASSETS, net:......................   112,370          --             --        112,370        31,914(A)       144,284
OTHER NONCURRENT ASSETS, net.................     3,752         143             --          3,895           302(A)         4,197
                                               --------     --------      --------       --------      --------         --------
        Total assets.........................  $273,864     $10,536             --       $284,400       $35,217         $319,617
                                               ========     ========      ========       ========      ========         ========
LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
  Notes payable and current portion of
    long-term debt...........................  $  3,478     $   151             --       $  3,629       $    --         $  3,629
  Accounts payable and accrued expenses......    10,926         465             --         11,391           543(A)        11,934
  Accrued salaries and benefits..............     3,279       2,357             --          5,636           563(A)         6,199
                                               --------     --------      --------       --------      --------         --------
        Total current liabilities............    17,683       2,973             --         20,656         1,106           21,762
LONG-TERM DEBT, net of current portion.......    12,951         235             --         13,186            --           13,186
DEFERRED TAXES and OTHER LONG-TERM
  LIABILITIES................................    28,924       1,200             --         30,124        12,946(A)        43,070
                                               --------     --------      --------       --------      --------         --------
        Total liabilities....................    59,558       4,408             --         63,966        14,052           78,018
OWNER'S EQUITY:
  Common stock...............................       226         527           (494)           259            10(A)           269
  Additional paid-in capital.................   215,150          67            494        215,711        21,155(A)       236,866
  Retained earnings (deficit)................    (1,070)      5,534             --          4,464            --            4,464
                                               --------     --------      --------       --------      --------         --------
        Total owners' equity.................   214,306       6,128             --        220,434        21,165          241,599
                                               --------     --------      --------       --------      --------         --------
        Total liabilities and owners'
          equity.............................  $273,864     $10,536             --       $284,400       $35,217         $319,617
                                               ========     ========      ========       ========      ========         ========


 See accompanying notes to unaudited merger/significant transactions pro forma combined balance sheet.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                       (000'S, EXCEPT PER SHARE AMOUNTS)


                                                      POOLED      POOLING       TOTAL PRO
                                           PRG       ENTITIES   ADJUSTMENTS       FORMA
                                         -------     --------   -----------     ---------
REVENUES:
  Management service revenues..........  $    --     $ 26,717    $      --       $26,717
  Surgery center revenue...............    7,133            2           --         7,135
  Other revenues.......................      419           63           --           482
                                         -------     --------    ---------       -------
          Total revenues...............    7,552       26,782           --        34,334
COSTS AND EXPENSES:
  Salaries, wages and benefits.........      698       20,222      (12,254)(B)     8,666
  Pharmaceuticals and supplies.........    2,246        2,097           --         4,343
  General and administrative expenses..    1,265        3,801        8,101 (B)    13,167
  Depreciation and amortization........      382          593           --           975
  Interest expense.....................      250           93           --           343
                                         -------     --------    ---------       -------
          Total costs and expenses.....    4,841       26,806       (4,153)       27,494
                                         -------     --------    ---------       -------
INCOME (LOSS) BEFORE INCOME TAXES......    2,711          (24)       4,153         6,840
PROVISION FOR INCOME TAXES.............   (1,030)(I)       --       (1,620)(I)    (2,650)
                                         -------     --------    ---------       -------
NET INCOME.............................  $ 1,681     $    (24)   $   2,533       $ 4,190
                                         =======     ========    =========       =======
NET INCOME PER SHARE...................  $  0.56                                 $  0.64
                                         =======                                 =======
NUMBER OF SHARES USED IN NET
 INCOME PER SHARE CALCULATION..........    2,982                                   6,574 (V)
                                         =======                                 =======


 See accompanying notes to unaudited merger/significant transactions pro forma combined statement of operations.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                       (000'S, EXCEPT PER SHARE AMOUNTS)


                                                              POOLED        POOLING        TOTAL PRO
                                                 PRG         ENTITIES     ADJUSTMENTS        FORMA
                                              ---------      ---------    -----------      ---------
REVENUES:
  Management service revenues...............  $  12,747      $  34,077     $      --       $  46,824
  Surgery center revenue....................      6,695          2,921            --           9,616
  Other revenues............................        142            591            --             733
                                              ---------      ---------     ---------       ---------
          Total revenues....................     19,584         37,589            --          57,173
COSTS AND EXPENSES:
  Salaries, wages and benefits..............      4,972         26,655       (15,950)(B)      15,677
  Pharmaceuticals and supplies..............      3,425          3,368            --           6,793
  General and administrative expenses.......      5,650          5,301        10,249(B)       21,200
  Depreciation and amortization.............      1,383            978            --           2,361
  Interest expense..........................      1,076            335            --           1,411
                                              ---------      ---------     ---------       ---------
          Total costs and expenses..........     16,506         36,637        (5,701)         47,442
                                              ---------      ---------     ---------       ---------
INCOME BEFORE INCOME TAXES..................      3,078            952         5,701           9,731
PROVISION FOR INCOME TAXES..................     (1,224)(I)         --        (2,594)(I)      (3,818)
                                              ---------      ---------     ---------       ---------
NET INCOME..................................  $   1,854      $     952     $   3,107       $   5,913
                                              =========      =========     =========       =========
NET INCOME PER SHARE........................  $    0.44                                    $    0.76
                                              =========                                    =========
NUMBER OF SHARES USED IN NET INCOME PER
  SHARE CALCULATION.........................      4,196                                        7,788(V)
                                              =========                                    =========


 See accompanying notes to unaudited merger/significant transactions pro forma combined statement of operations.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                       (000'S, EXCEPT PER SHARE AMOUNTS)


                                                                                       PURCHASE ADJUSTMENTS
                                                                  -------------------------------------------------------------
                                                                                                        1995
                                                                                        1996         EYECORP
                            POOLED     POOLING                        IPO          ACQUISITIONS   ACQUISITIONS         TOTAL
                   PRG     ENTITIES  ADJUSTMENTS     SUBTOTAL    REORGANIZATION     AND OTHER      AND OTHER          PRO FORMA
                 -------   --------  -----------     -------     --------------    ------------   ------------        ---------
REVENUES:
  Management
    service
    revenues...  $39,129   $36,481    $      --      $75,610        $ 22,085 (C)     $ 72,982 (J)   $ 40,424 (O)       $211,101
  Surgery
    center
    revenue....    9,317     3,618           --       12,935           2,821 (C)        7,303 (J)      4,749 (O)         27,808
  Other revenues.     79     1,343           --        1,422               5 (D)          353 (K)         --              1,780
                 -------    ------        -----      -------          -------         -------        -------           --------
        Total
    revenues...   48,525    41,442           --       89,967          24,911           80,638         45,173            240,689
COSTS AND
  EXPENSES:
  Salaries,
    wages and
    benefits...   19,768    30,293      (18,803)(B)   31,258          10,199 (D)       33,588 (K)     15,455 (P)         90,500
Pharmaceuticals
    and
    supplies...    6,687     2,800           --        9,487           3,494 (D)        6,990 (K)      7,659 (P)         27,630
  General and
 administrative
    expenses...   16,022     6,456       12,693 (B)   35,171           6,115 (D)       24,563 (K)     13,653 (P)         77,978
                                                                        (334)(G)          (54)(M)       (676)(Q)
                                                                                         (460)(N)
  Depreciation
    and
amortization...    2,609       889           --        3,498           1,217 (D)        2,984 (K)      1,264 (P)         13,448
                                                                        (194)(F)          (20)(H)      1,448 (R)
                                                                         159 (G)        3,069 (L)
                                                                                           23 (M)
  Executive
    resignation
    expenses...    1,117        --           --        1,117              --               --           --                1,117
  Interest
    expense....    1,157       359           --        1,516             233 (D)          712 (K)        379 (P)         (2,540)
                                                                         (82)(E)          (22)(H)       (207)(S)
                      --                                                 (24)(F)       (5,045)(T)

                 -------    ------        -----      -------           ------          -------       -------           --------
        Total
          costs
          and
    expenses...   47,360    40,797        (6,110)     82,047          20,783           66,328         38,975            208,133
                                                      ------
                                                          --
                 -------    ------         -----                     -------          -------        -------           --------
INCOME BEFORE
  INCOME
  TAXES........    1,165       645         6,110       7,920           4,128           14,310          6,198             32,556
PROVISION FOR
  INCOME
  TAXES........     (501)       --        (2,634)(I)  (3,135)         (1,610)(I)       (4,175)(I)     (2,479)(I)        (11,399)(I)
                                                      -------
                                                          --
                 -------    ------         -----                     -------          -------        -------           --------
NET INCOME.....  $   664   $   645     $   3,476     $ 4,785        $  2,518         $ 10,135       $  3,719           $ 21,157 (U)
                 =======    ======         =====     =======         =======          =======        =======           ========
NET INCOME PER
  SHARE........  $  0.07                             $  0.38                                                           $   0.78
                 =======                             =======                                                           ========
NUMBER OF
  SHARES USED
  IN NET INCOME
  PER SHARE
 CALCULATION...    9,086                              12,678                                                             27,299 (V)
                 =======                              ======                                                             ======


 See accompanying notes to unaudited merger/significant transactions pro forma combined statement of operations.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1995

                       (000'S, EXCEPT PER SHARE AMOUNTS)


                                                              POOLED         POOLING        TOTAL PRO
                                                  PRG        ENTITIES      ADJUSTMENTS        FORMA
                                                -------      --------      -----------      ---------
REVENUES:
  Management service revenues.................  $14,302      $ 17,749        $    --         $32,051
  Surgery center revenue......................    3,885            --             --           3,885
  Other revenues..............................      219            11             --             230
                                                -------      --------        -------         -------

          Total revenues......................   18,406        17,760             --          36,166
COSTS AND EXPENSES:
  Salaries, wages and benefits................    4,993        12,269         (8,468)(B)       8,794
  Pharmaceuticals and supplies................    1,797         1,212             --           3,009
  General and administrative
     expenses.................................    8,142         2,593          6,879 (B)      17,614
  Depreciation and amortization...............      818           337             --           1,155
  Interest expense............................      850            40             --             890
                                                -------      --------        -------          ------

          Total costs and expenses............   16,600        16,451         (1,589)         31,462
                                                -------      --------        -------          ------

INCOME BEFORE INCOME TAXES....................    1,806         1,309          1,589           4,704
PROVISION FOR INCOME TAXES....................     (690)           --         (1,129)(I)      (1,819)
                                                -------      --------        -------          ------

NET INCOME....................................  $ 1,116      $  1,309        $   460         $ 2,885
                                                =======      ========        =======         =======
NET INCOME PER SHARE..........................  $  0.22                                      $  0.35
                                                =======                                      =======
NUMBER OF SHARES USED IN NET INCOME PER SHARE
  CALCULATION.................................    4,986                                        8,296 (V)
                                                =======                                      =======


 See accompanying notes to unaudited merger/significant transactions pro forma combined statement of operations.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

                       (000'S, EXCEPT PER SHARE AMOUNTS)


                                                                                         PURCHASE
                                                                                       ADJUSTMENTS
                                                                                       ------------
                                                                                           1996
                                               POOLED       POOLING                    ACQUISITIONS        TOTAL
                                     PRG      ENTITIES    ADJUSTMENTS     SUBTOTAL      AND OTHER        PRO FORMA
                                   -------    --------    -----------     --------     ------------      ---------
REVENUES:
  Management service revenues....  $70,482    $ 18,067     $      --      $ 88,549       $ 18,922(J)     $ 107,471
  Surgery center revenue.........   12,454          --            --        12,454          1,894(J)        14,348
  Other revenues.................    1,874          22            --         1,896             58(K)         1,954
                                   -------     -------      --------       -------        -------         --------
          Total revenues.........   84,810      18,089            --       102,899         20,874          123,773
COSTS AND EXPENSES:
  Salaries, wages and benefits...   38,202      13,566       (10,511)(B)    41,257          6,933(K)        48,190
  Pharmaceuticals and supplies...   11,700       1,346            --        13,046          3,202(K)        16,248
  General and administrative
     expenses....................   21,919       1,985         7,515(B)     31,419          6,744(K)        38,163
  Depreciation and
     amortization................    4,115         303            --         4,418            320(K)         5,604
                                                                                              866(L)
  Pooling merger transaction.....    9,000          --            --         9,000             --            9,000
  Interest expense...............      310          31            --           341            111(K)        (1,756)
                                                                                           (2,208)(T)
                                        --                                                                      --
                                   -------     -------      --------       -------        -------         --------
          Total costs and
            expenses.............   85,246      17,231        (2,996)       99,481         15,968          115,449
                                   -------     -------      --------       -------        -------         --------
INCOME (LOSS) BEFORE INCOME
  TAXES..........................     (436)        858         2,996         3,418          4,906            8,324
PROVISION FOR INCOME TAXES.......   (3,276)         --        (1,503)(I)    (4,779)        (1,515)(I)       (6,294)
                                   -------     -------      --------       -------        -------         --------
NET INCOME (LOSS)................  $(3,712)   $    858     $   1,493      $ (1,361)      $  3,391        $   2,030(U)
                                   =======     =======      ========       =======        =======         ========
NET INCOME (LOSS) PER SHARE......  $ (0.20)                                                              $    0.07
                                   =======                                                                ========
NUMBER OF SHARES USED IN NET
  INCOME PER SHARE CALCULATION...   18,458                                                                  27,732(V)
                                   =======                                                                ========


 See accompanying notes to unaudited merger/significant transactions pro forma combined statement of operations.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                         (000'S, EXCEPT SHARE AMOUNTS)

PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS


     The accompanying combined pro forma balance sheet as of June 30, 1996 gives effect to the merger of the Pooled Entities and the Third Quarter Acquisitions as if such transactions or events had occurred on June 30, 1996. The estimated fair market values reflected below are based on preliminary estimates and assumptions and are subject to revision. In management's opinion, the preliminary allocation is not expected to be materially different than the final allocation.



     (A) Reflects the Houston Eye and South Texas acquisitions. Pursuant to the Houston Eye and South Texas acquisitions which were consummated subsequent to June 30, 1996, PRG acquired certain practice assets and liabilities, excluding cash, in exchange for the issuance of 998,616 shares of PRG common stock. Simultaneously, with the purchase of the eye care practices' assets and liabilities, the Company enters into a 40 year service agreement with the practices. The estimated fair market value of the assets and liabilities of the Houston Eye and South Texas acquisitions are as follows:




                                    DESCRIPTION                                 AMOUNT
                                    -----------                                --------
                                                                                (000'S)
    Net assets acquired --
      Accounts receivable, net................................................  $  1,652
      Inventories.............................................................       215
      Prepaid expenses and other current assets...............................        46
      Property and equipment, net.............................................     1,088
      Intangible assets.......................................................    31,914
      Other noncurrent assets, net............................................       302
      Notes payable and current portion of long-term debt.....................        --
      Accounts payable and accrued expenses...................................      (543)
      Accrued salaries and benefits...........................................      (563)
      Long-term debt, net.....................................................        --
      Deferred taxes and other long-term liabilities..........................   (12,946)
                                                                                --------
                                                                                $ 21,165
                                                                                ========
    Consideration paid --
      Common stock............................................................  $ 21,165
                                                                                ========



     The value of the shares issued in the Houston Eye and South Texas acquisitions was based on the average trading price prior to the closing of the individual transactions and is discounted, as appropriate, for trading restrictions. Identifiable intangible assets consist of the nonphysician employee work force, and the service agreements. The estimated fair value of the nonphysician employee work force is based on the estimated cost to replace the work force. The estimated fair value of the service agreement for clinics is the excess of the purchase price over the estimated fair value of the tangible assets and work force acquired and liabilities assumed.



     In connection with the allocation of the purchase price to identifiable intangible assets, PRG analyzed the nature of each practice including the number of physicians in each group, number of clinics and their ability to recruit and develop additional physicians; value of the nonphysician employee work force; length of service agreement and ability to enforce the agreement; existence of an ambulatory surgery center (ASC), if any, and the trend in health care delivery methods to an ASC-type facility. Management's analysis indicated that the work force in place to be acquired represents an intangible asset. The typical replacement cost of the work force has been estimated and will be amortized over the expected average seven-year worklife of the existing work force. The physician groups have the ability to extend their existence indefinitely; however, the length of

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)


the service agreement, typically 40 years with additional renewal options, effectively establishes a finite life for the amortization of intangibles.These practices typically break into two categories:


          (1) Physician practices and larger optometric practices are characterized by multiple clinics, large staffs and multiple practitioners and are composed of a mixture of surgery and complex vision service providers with high-volume optometric providers. These practice groups typically operate in a partnership manner and actively recruit physicians for fellowship programs, or as employee physicians and, if appropriate, subsequently admit qualified physicians into various levels of group practice ownership. This manner of operations allows a practice to perpetuate itself as individual physicians retire or are otherwise replaced. Management of PRG estimates that the average major practice group has practiced as a group for more than 15 years. The service agreements with these groups are typically 40 years and, because the practice group has an indefinite life, the Company has chosen to amortize the intangible created over the shorter of 40 years or the life of the related service agreement.

          (2) The second practice category, optometric practices, can be characterized as being composed of a single provider, smaller staffs and one clinic and are typically limited to optometric services and primary eye care. These practices do not normally have the same indefinite life characteristics as the larger practices, and the intangible created in the purchase transaction will be amortized over a 15-year period representing the expected life of the related practice although the related service agreement may extend well beyond that period.


     The carrying value of the intangible assets will be reviewed at each reporting period on a practice-by-practice basis to determine if facts and circumstances exist which would suggest that the intangible assets may be impaired or that the amortization period needs to be modified. Among the factors PRG will consider in making the evaluation are changes in the market position, reputation, profitability and geographical penetration of the practices or ASCs. If indicators are present which indicate impairment is probable, PRG will prepare a projection of the undiscounted cash flows of the specific practice and determine if the intangible assets are recoverable based on these undiscounted cash flows. If impairment is indicated, then an adjustment will be made to reduce the carrying amounts of the intangible assets to their values. PRG does not expect the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-Lived Assets to Be Disposed Of," to have a material impact on its financial condition or results of operations.



     (B) Historical compensation to the owners has been reversed and future professional service fees properly recorded. The previous owners of the Pooled Entities will receive a professional service fee equal to 65% of income before taxes as compensation for the services rendered by the physicians to the Clinic.


PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS


     The accompanying unaudited pro forma consolidated statements of operations assume that as of January 1, 1993, PRG and the Pooled Entities had completed the Merger. In addition, the accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 1995 and for the six months ended June 30, 1996 assume that as of January 1, 1995, PRG had completed the IPO and Reorganization, the 1996 Acquisitions, the 1995 EyeCorp Acquisitions, and the May, 1996 issuance of shares in a public offering.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

NOTES (C) - (G) REPRESENT ADJUSTMENTS RELATING TO THE IPO AND REORGANIZATION


     (C) Represents calculated management service revenues of PRG, determined in accordance with the management service agreements applied to the historical operating results of the initial affiliated practices for the first six months of 1995.


                                  DESCRIPTION
                                  -----------                                  YEAR ENDED
                                                                              DECEMBER 31,
                                                                                  1995
                                                                              ------------
                                                                                 (000'S)
    Management service revenues(1)..........................................    $ 22,085
                                                                                 =======
    Revenues from ACSs(2)...................................................    $  2,821
                                                                                 =======


PRG receives, with respect to each of the initial affiliated practices, revenues based on the following components:


          (1) Under the terms of its service agreements, PRG receives service revenues based on certain operating and nonoperating expenses incurred on behalf of the practice and a percentage of revenues relating to physician and certain other medical services.

          (2) With respect to several of the Practices, PRG owns or operates ASCs and receives the related revenues for certain nonphysician services.

     Various of these services fees are subject to certain negotiated performance and other adjustments. The negotiated adjustments vary on a practice-by-practice basis and include adjustments that cap or otherwise align the fees based on percentages of revenues at specified levels related to the profitability of the practice. Additionally, certain of the service fees based on percentages of revenues are adjusted based on the actual results of the practices, resulting in lower service fee ratios for incremental practice results over specified base levels.


     (D) Represents an adjustment to reflect historical costs of the initial affiliated practices which have been subsequently assumed by PRG in order to fulfill PRG's obligations under the service agreements with such practices. The components of the adjustment for the first half of the year ended December 31, 1995, include costs of the initial affiliated practices and a management services organization (MSO) purchased by PRG in the Reorganization which are included in the historical financial statements of the initial affiliated practices.


                                  DESCRIPTION
                                  -----------                                  YEAR ENDED
                                                                              DECEMBER 31,
                                                                                  1995
                                                                              ------------
                                                                                (000'S)
    Other revenue, net......................................................    $     (5)
    Salaries, wages and benefits............................................      10,199
    Pharmaceuticals and supplies............................................       3,494
    General and administrative expenses.....................................       6,115
    Depreciation and amortization...........................................       1,217
    Interest expense........................................................         233

     (E) Reflects the elimination of interest expense related to debt extinguished with proceeds of the IPO.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

     (F) Reflects adjustments to the historical costs and expenses as follows:


                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                (000'S)
    Change in depreciation method --
      Pro forma depreciation(1).............................................    $    916
      Depreciation recorded in entry (D)....................................      (1,148)
                                                                                 -------
              Net depreciation adjustment...................................    $   (232)
                                                                                 =======
    Additional amortization --
      Pro forma amortization(2).............................................    $    107
      Amortization recorded in entry (D)....................................         (69)
                                                                                 -------
              Net amortization adjustment...................................    $     38
                                                                                 =======
    Reduction of interest expense --
      Interest expense on capital leases that will not be incurred on a pro
         forma basis(3).....................................................    $    (24)
                                                                                 =======

     Further explanation of the components of these calculations is as follows:

          (1) The depreciation adjustment results from a change from an accelerated method to a straight-line method and, where PRG has determined that it is appropriate, a revision in the estimated useful lives of those assets. The calculated pro forma amount is based on property and equipment acquired of $11,305 with composite average useful lives of six years as of January 1, 1995.

          (2) Pro forma amortization of intangibles relates to $4,293 of intangible assets resulting from the purchase of an MSO, which is being amortized on a straight-line basis over a period of 40 years. This portion of the amortization of the intangible asset has been included in entry (D).

          (3) Certain capital leases recorded by the initial Affiliated Practices were not assumed by PRG because the underlying assets have been acquired by PRG from their owners.


     (G) Reflects reversal of operating lease expense for previously leased assets with a net book value of approximately $3,736 acquired from owners of the initial affiliated practices and the recording of depreciation expense on a straightline basis over a composite average useful life of 12 years. Debt obligations relating to the underlying assets under operating leases of $2,401 as of December 31, 1995 have been extinguished with the proceeds of the IPO. Accordingly, interest expense on such debt has not been reflected in the accompanying pro forma statement of operations.


                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                (000'S)
    Reduction of lease expense..............................................     $ (353)
    Property tax on acquired assets.........................................         19
                                                                                  -----
              Total general and administrative..............................     $ (334)
                                                                                  =====
    Depreciation of acquired assets.........................................     $  159
                                                                                  =====

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

NOTE (H) REFERS TO EXCLUDED ASSETS FROM THE 1996 ACQUISITIONS

     (H) Reflects the elimination of expenses related to certain assets which have been included within the historical costs and expenses of the 1996 Acquisitions but will not be associated with PRG on an ongoing basis.

NOTE (I) REFERS TO INCOME TAXES

     (I) Reflects federal and state income taxes that PRG would have incurred on pro forma income before taxes.

NOTES (J) - (N) REFER TO ADJUSTMENTS RELATING TO 1996 ACQUISITIONS

     (J) Represents calculated management service revenues of PRG, determined in accordance with the applicable service agreement applied to the historical operating results of the 1996 Acquisitions.


                                                                                       SIX
                                                                                      MONTHS
                                                                                      ENDED
                                                                      DECEMBER 31,   JUNE 30,
                              DESCRIPTION                                 1995         1996
                              -----------                             ------------   --------
                                                                        (000'S)
    Management service revenues(1)..................................    $ 72,982     $ 18,922
                                                                         =======      =======
    Revenues from ASCs(2)...........................................    $  7,303     $  1,894
                                                                         =======      =======


PRG will receive, with respect to each of the 1996 Acquisitions, revenues based on the following components:

          (1) Under the terms of its service agreements, the Company receives service revenues based on certain operating and nonoperating expenses incurred on behalf of the practice and a percentage of revenues relating to physician and certain other medical services.

          (2) With respect to several of the practices, PRG owns or operates ASCs and receives related revenues for certain nonphysician services.

     (K) Represents an adjustment to reflect historical costs of the 1996 Acquisitions which will be assumed by PRG in order to fulfill PRG's obligation under the applicable service agreements. The components of the adjustment include costs of the acquisition practices being purchased by PRG.


                                                                                   SIX MONTHS
                                                                                     ENDED
                                                                  DECEMBER 31,      JUNE 30,
                            DESCRIPTION                               1995            1996
                            -----------                           ------------     ----------
                                                                    (000'S)          (000'S)
    Other revenue, net..........................................    $   (353)            (58)
    Salaries, wages and benefits................................      33,588           6,933
    Pharmaceuticals and supplies................................       6,990           3,202
    General and administrative expenses.........................      24,049           6,744
    Depreciation and amortization...............................       3,882           1,185
    Interest expense............................................         712             111



     (L) Reflects adjustments to historical costs and expenses of $183, $33 and $650 for the six months ended June 30, 1996 and $926, $202 and $1,941 for the year ended December 31, 1995, for (1) amortization of work

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

force, (2) amortization of goodwill related to the ASCs and (3) amortization of intangibles related to the service agreements.

     (M) Reflects reversal of operating lease expense for previously leased assets which will be acquired from owners of the 1996 Acquisitions and the recording of depreciation expense on a straight-line basis.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                (000'S)
    Reduction of lease expense..............................................      $(54)
    Depreciation of acquired assets.........................................        23

     (N) Includes the elimination of nonrecurring professional fees related to a reorganization of one of the practices and nonrecurring professional fees related to the 1996 Acquisitions which are included in the historical financials of the 1996 Acquisitions.

NOTES (O) - (S) REFER TO 1995 EYECORP ACQUISITIONS

     (O) Represents calculated EyeCorp management service revenues determined in accordance with the applicable service agreements applied to the historical operating results of the 1995 EyeCorp Acquisitions.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                (000'S)
    Management service revenues(1)..........................................    $ 40,424
                                                                                ========
    Revenues from ASCs(2)...................................................    $  4,749
                                                                                ========

     EyeCorp will receive, with respect to each of the 1995 EyeCorp Acquisitions, revenues based on the following primary components:

          (1) Under the terms of its service agreements (which have terms similar to PRG's service agreements), EyeCorp receives service revenues based on certain operating and nonoperating expenses incurred on behalf of the practice and a percentage of each practice's revenues or pretax earnings relating to physician and certain other medical services.

          (2) EyeCorp owns or operates ASCs and receives the related revenues for certain nonphysician services.

     (P) Represents an adjustment to reflect historical costs of the 1995 EyeCorp Acquisitions which will be assumed by EyeCorp in order to fulfill EyeCorp's obligations under the applicable Service Agreements.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                (000'S)
    Salaries, wages and benefits............................................    $ 15,455
    Pharmaceuticals and supplies............................................       7,659
    General and administrative expenses.....................................      13,653
    Depreciation and amortization...........................................       1,264
    Interest expense........................................................         379

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

     (Q) Represents an adjustment to remove the nonrecurring unsuccessful financing costs included in the EyeCorp historical financials.

     (R) Represents additional amortization of intangible assets established in the 1995 EyeCorp Acquisitions which occurred in late December 1995. If the 1995 EyeCorp Acquisitions had occurred on January 1, 1995, intangible assets would have aggregated approximately $36,566 and additional amortization would have aggregated $1,359 for the year ended December 31, 1995. Also includes $89 amortization of capitalized transaction and other fees for the year ended December 31, 1995.


     (S) Reflects a reduction in interest expense due to a reduction in interest rates associated with repaying EyeCorp's existing debt borrowed under the prior credit facility with a portion of the proceeds from the borrowings under the EyeCorp Credit Facility. This interest reduction was partially offset by an overall increase in debt due to additional borrowings to fund the purchase price of the 1995 EyeCorp Acquisitions. The reduction in interest expenses is calculated as follows:


                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
                                  -----------                                 ------------
                                                                                 (000'S)
    Interest expense --
      Prior Credit Facility.................................................     $1,393
      EyeCorp Credit Facility...............................................      1,186
                                                                                 ------
              Reduction in interest expense.................................     $ (207)
                                                                                 ======


     The prior credit facility's weighted average principal balance outstanding for the year ended December 31, 1995, was approximately $14,287 and the applicable interest rate was 9.75%. The EyeCorp Credit Facility pro forma weighted average principal balance outstanding (assuming additional borrowings to fund the cash portion of the purchase price of the 1995 EyeCorp Acquisitions and related transactions) for the year ended December 31, 1995 was approximately $14,825 and the applicable interest rate was 8.0%.



     (T) Reflects reduction of interest expense of $1,440 and $1,186 associated with an $18,000 and $38,114 reduction in debt bearing interest at 8% during 1995 and the six months ended June 30, 1996, respectively, from the proceeds of the May 1996 stock offering. In addition, the remaining proceeds from the stock offering of $97,430 and $77,316 during 1995 and the six months ended June 30, 1996, has been invested in tax-free securities bearing interest at approximately 3.7%. Therefore interest income of $3,604 and $1,022 during 1995 and the six months ended June 30, 1996, has also been included in income.


NOTES (U) - (V) REFER TO THE PRO FORMA TOTALS

     (U) The Company has decided to continue to apply the provisions of APB Opinion 25 to its stock-based employee compensation arrangements.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

     (V) Weighted average shares outstanding is summarized below:


                                                                             SIX MONTHS ENDED
                                        YEARS ENDED DECEMBER 31,                 JUNE 30,
                                  ------------------------------------    -----------------------
            DESCRIPTION             1993         1994          1995          1996         1995
    ----------------------------  ---------    ---------    ----------    ----------    ---------
                                  (000'S)
    Outstanding PRG shares......  1,662,274    1,662,274     9,558,244     9,558,244    1,662,274
    PRG stock options impact,
      using the treasury stock
      method....................         --           --       344,684       595,339           --
    PRG shares issued in the
      1996 Acquisitions.........         --           --     3,256,772     3,256,772           --
    Equivalent shares of EyeCorp
      common stock equivalents
      at the exchange ratio.....  1,319,976    2,534,028     6,089,506     6,089,506    3,042,049
    PRG shares issued to Pooled
      Entities shareholders.....  3,592,030    3,592,030     3,592,030     3,592,030    3,592,030
    PRG shares issued in
      connection with the public
      offering during May,
      1996......................         --           --     4,250,000     4,250,000           --
    PRG stock options impact,
      EyeCorp options assumed
      using the treasury stock
      method....................         --           --       208,117       253,922           --
    PRG stock issued in
      connection with stock
      options
      exercised.................         --           --            --       135,981           --
                                  ----------   ----------   ----------    ----------    ---------
                                  6,574,280    7,788,332    27,299,353    27,731,794    8,296,353
                                  ==========   ==========   ==========    ==========    =========

                                    ANNEX F

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of Physicians Resource Group, Inc.:

    We have audited the accompanying combined balance sheet of The Eye Institute of West Florida, P.A. and Douglas G. Johnson, O.D., P.A. as of December 31, 1995, and the related combined statements of earnings, owners' equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Eye Institute of West Florida, P.A. and Douglas G. Johnson, O.D., P.A. as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.





                                        ARTHUR ANDERSEN LLP



Dallas, Texas,
   September 6, 1996

  THE EYE INSTITUTE OF WEST FLORIDA, P.A. AND DOUGLAS G. JOHNSON, O.D., P.A.


                            COMBINED BALANCE SHEETS


                                                            DECEMBER 31,         JUNE 30,
                      ASSETS                                   1995                1996
                                                            -----------         ----------
                                                                                (UNAUDITED)
CURRENT ASSETS:
   Cash and cash equivalents                                $    61,074         $  201,790
   Accounts receivable, net of allowance for
       doubtful accounts of $92,000 and $93,000, at
       December 31, 1995 and June 30, 1996 (unaudited),
       respectively                                             420,214            393,302
   Inventories                                                   28,424             26,226
   Prepaid expenses and other current assets                     78,858             36,547
                                                            -----------         ----------
                 Total current assets                           588,570            657,865

PROPERTY AND EQUIPMENT, net                                     325,985            305,282
                                                            -----------         ----------
                 Total assets                               $   914,555         $  963,147
                                                            ===========         ==========

   LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES:
   Short-term notes                                         $    78,352         $    2,923
   Current portion of long-term debt                             51,662             55,308
   Accounts payable and accrued expenses                         19,964             20,389
   Accrued salaries and benefits                                 61,812            187,270
                                                            -----------         ----------
                 Total current liabilities                      211,790            265,890

LONG-TERM DEBT, net of current portion                           24,540             18,572
                                                            -----------         ----------
                 Total liabilities                              236,330            284,462

OWNERS' EQUITY                                                  678,225            678,685
                                                            -----------         ----------
                 Total liabilities and owners' equity       $   914,555         $  963,147
                                                            ===========         ==========




   The accompanying notes are an integral part of these combined financial statements.

  THE EYE INSTITUTE OF WEST FLORIDA, P.A. AND DOUGLAS G. JOHNSON, O.D., P.A.


                        COMBINED STATEMENTS OF EARNINGS



                                                                                 FOR THE SIX MONTHS ENDED
                                                                                          JUNE 30,
                                                              DECEMBER 31,     -----------------------------
                                                                  1995             1995             1996
                                                              ------------     ------------     ------------
                                                                                        (UNAUDITED)
REVENUES:
   Medical service revenues, net                               $ 3,487,357      $ 1,861,068      $ 1,966,567

COSTS AND EXPENSES:
   Compensation to physician owners                              1,424,725          857,423        1,087,198
   Salaries, wages, and benefits                                   706,938          342,063          389,655
   Pharmaceuticals and supplies                                    224,870          114,131          119,228
   General and administrative expenses                             672,773          320,612          312,738
   Depreciation and amortization                                    94,651           48,326           52,180
   Interest expense                                                 15,480            7,842            5,108
                                                              ------------     ------------     ------------
                 Total costs and expenses                        3,139,437        1,690,397        1,966,107
                                                              ------------     ------------     ------------

                 Net earnings                                 $    347,920     $    170,671      $       460
                                                              ============     ============      ===========

SUPPLEMENTAL DISCLOSURE:
   Combined compensation to and net
     earnings of physician owners                             $  1,772,645     $  1,028,094      $ 1,087,658
                                                              ============     ============      ===========





                The accompanying notes are an integral part of
                     these combined financial statements.

  THE EYE INSTITUTE OF WEST FLORIDA, P.A. AND DOUGLAS G. JOHNSON, O.D., P.A.


                      COMBINED STATEMENT OF OWNERS' EQUITY




BALANCE, December 31, 1994                                           $ 330,305
    Net earnings                                                       347,920
                                                                     ---------
BALANCE, December 31, 1995                                             678,225
    Net earnings (unaudited)                                               460
                                                                     ---------
BALANCE, June 30, 1996 (unaudited)                                   $ 678,685
                                                                     =========





             The accompanying notes are an integral part of these
                        combined financial statements.

  THE EYE INSTITUTE OF WEST FLORIDA, P.A. AND DOUGLAS G. JOHNSON, O.D., P.A.


                       COMBINED STATEMENTS OF CASH FLOWS


                                                                                   FOR THE SIX MONTHS ENDED
                                                                                            JUNE 30,
                                                                    DECEMBER 31,   -------------------------
                                                                       1995           1995            1996
                                                                    -----------    ---------       ---------
                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                                      $ 347,920     $ 170,671      $      460
   Adjustments to reconcile net earnings to net cash
       provided by operating activities-
          Depreciation and amortization                                 94,651        48,326          52,180
          Changes in assets and liabilities-
              (Increase) decrease in-
                 Accounts receivable, net                             (219,155)      (46,644)         26,912
                 Inventories                                             1,522           769           2,198
                 Prepaid expenses and other assets                     (54,237)        3,258          42,311
              Increase (decrease) in-
                 Accounts payable and accrued expenses                     851           426             425
                 Accrued salaries and benefits                          15,964        68,660         125,458
                                                                     ---------     ---------       ---------

                   Net cash provided by operating activities           187,516       245,466         249,944
                                                                     ---------     ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                (113,043)      (61,099)        (31,477)
                                                                     ---------     ---------       ---------

                 Net cash used in investing activities                (113,043)      (61,099)        (31,477)
                                                                     ---------     ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from debt                                                  101,485         -              29,516
   Repayment of debt                                                  (195,979)      (50,776)       (107,267)
                                                                     ---------     ---------       ---------

                 Net cash used in financing activities                 (94,494)      (50,776)        (77,751)
                                                                     ---------     ---------       ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   (20,021)      133,591         140,716
CASH AND CASH EQUIVALENTS, beginning of period                          81,095        81,095          61,074
                                                                     ---------     ---------       ---------
CASH AND CASH EQUIVALENTS, end of period                             $  61,074     $ 214,686       $ 201,790
                                                                     =========     =========       =========

SUPPLEMENTAL DISCLOSURE:
   Cash interest paid                                                  $15,480        $7,841          $4,331



                The accompanying notes are an integral part of
                     these combined financial statements.

  THE EYE INSTITUTE OF WEST FLORIDA, P.A. AND DOUGLAS G. JOHNSON, O.D., P.A.


                     NOTES TO COMBINED FINANCIAL STATEMENTS



1.  BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

    The Eye Institute of West Florida and Douglas G. Johnson, O.D., P.A. (EIOWF), affiliated through common ownership, are professional service corporations that are engaged in the practice of medicine specializing in ophthalmology in Largo, Florida.

    The accompanying financial statements reflect the combined operations of the affiliated practices and have been prepared on the accrual basis of accounting. The supplemental caption on the statements of earnings, "Combined compensation to and net earnings of the physician owners'," reflects the total earnings available to the physician owners for each period.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ACCOUNTS RECEIVABLE

    Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

INVENTORIES

    Inventories consist primarily of spectacle frames, lenses, and contact lenses which are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation of property and equipment is calculated using accelerated methods over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

INCOME TAXES


    The accompanying combined financial statements reflect the operations of an S corporation and a C corporation. In the S corporation the income tax liabilities are the responsibility of the owner. The C corporation has historically not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the absence of the acquisition referred to in Note 9. Because of this practice, a provision for income taxes and deferred tax assets and liabilities of the taxable entities have not been reflected in these financial statements. The consistent presentation of the financial statements on a pretax basis also provides comparability that would not otherwise be the case when presenting a combination of various taxable and nontaxable entities.

  THE EYE INSTITUTE OF WEST FLORIDA, P.A. AND DOUGLAS G. JOHNSON, O.D., P.A.

REVENUES

    Medical service revenues are accounted for in the period in which the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are estimated and recorded in the period the related services are provided. Any adjustment to the amounts is recorded in the period in which the revised amount is determined. A significant portion of EIOWF medical service revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, EIOWF participates in agreements with managed care organizations to provide services at negotiated rates.

NEW ACCOUNTING PRONOUNCEMENT

    The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Adoption of this standard is required for financial statements for fiscal years beginning after December 15, 1995. Earlier application is encouraged. EIOWF does not expect the new standard to have a material effect on EIOWF 's results of operations.

CONCENTRATION OF CREDIT RISK

    EIOWF extends credit to patients covered by programs such as Medicare, Medicaid, and private insurers. EIOWF manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, when appropriate.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED FINANCIAL INFORMATION

    The unaudited interim combined financial statements as of June 30, 1996, and for the six months ended June 30, 1996 and 1995, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying unaudited combined financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the unaudited combined financial statements. All such adjustments are of a normal and recurring nature.

  THE EYE INSTITUTE OF WEST FLORIDA, P.A. AND DOUGLAS G. JOHNSON, O.D., P.A.

3.  PROPERTY AND EQUIPMENT:

    Property and equipment at December 31, 1995, consists of the following:


                                                             Estimated Useful      December 31,
                                                              Lives (Years)           1995
                                                             ----------------      -----------
         Equipment                                               5-7                $ 537,848
         Autos                                                    5                    65,398
         Leasehold improvements                                   5                    39,095
         Property and fixtures                                   5-7                   14,089
                                                                                    ---------
                                                                                    $ 656,430


         Less- Accumulated depreciation and amortization                             (330,445)
                                                                                    ---------
              Net property and equipment                                            $ 325,985
                                                                                    =========



4.  SHORT-TERM DEBT:

    Short-term debt consists of the following as of December 31, 1995:

         Line of credit payable to a bank, bearing interest at prime
         (8.5% at December 31, 1995), due on demand                                 $52,800

         Line of credit payable to a bank, bearing interest at prime
         plus 0.5% (9.0% at December 31, 1995), due on demand                        25,552
                                                                                    -------

                 Total lines of credit                                              $78,352
                                                                                    =======

    All outstanding balances are payable on demand. One line of credit is unsecured, the other line of credit requires the Company keep inventory and receivables free of liens. The unused portion of the lines of credit as of December 31, 1995 is $421,648.

5.  CAPITAL LEASES:

    Capital leases for medical and office equipment consisted of the following as of December 31, 1995:

    Capital lease to financing company for medical equipment, due in 1996, payable in monthly installments of $2,363 with interest at 8.8%,
    collateralized by the equipment                                                 $28,355

    Capital lease to financing company for office equipment, due in 1997, payable in monthly installments of $2,330, with interest of 8.8%,
    collateralized by the equipment                                                  53,590
                                                                                    -------

              Total capital lease payable                                           $81,945
                                                                                    =======

  THE EYE INSTITUTE OF WEST FLORIDA, P.A. AND DOUGLAS G. JOHNSON, O.D., P.A.

    As of December 31, 1995, the minimum annual lease commitments under capital lease are as follows:

         Total minimum lease payments due                              $81,945
            Less- Amounts representing interest                         (5,743)
                                                                       ------

         Present value of minimum lease payments                       $76,202
            Less- current portion                                      (51,662)
                                                                       -------

         Long-Term obligation                                          $24,540
                                                                       =======

6.  LEASES:

    EIOWF leases office space from an entity which is 50% owned by one of the physician owners of EIOWF under a noncancelable operating lease agreement which expires at April 2001. In addition, certain medical and office equipment is leased under noncanceble operating leases. At December 31, 1995, minimum annual lease commitments under noncancelable operating leases are as follows:

                                                      Related
                                                       Party            Other
                                                      --------        --------
         1996                                         $175,201        $ 33,701
         1997                                          175,201          32,966
         1998                                          175,201          33,225
         1999                                          175,201           6,615
         2000                                          175,201           -
         Thereafter                                     43,800           -
                                                      --------        --------

                  Total                               $919,805        $106,507
                                                      ========        ========

    Rent expense on related-party operating lease was $187,096 for the year ended December 31, 1995. Lease expense related to office equipment and non-related party rent amounted to $39,248 for the year ended December 31, 1995.

7.  EMPLOYEE BENEFIT PLAN:


    EIOWF has a 401(k) profit-sharing plan (the "Plan") which provides for EIOWF to make discretionary contributions. EIOWF pays all general and administrative expenses of the Plan. EIOWF made contributions related to the Plan totaling $4,596 in 1995. A physician owner is the trustee of the Plan.


    EIOWF does not provide postretirement or postemployment benefits to employees.

8.  DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

    Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the carrying amounts of accounts receivable, accounts payable and accrued expenses approximate fair value due to the short maturity of these instruments.

  THE EYE INSTITUTE OF WEST FLORIDA, P.A. AND DOUGLAS G. JOHNSON, O.D., P.A.

    The carrying amount of EIOWF's long-term debt approximates fair value due to EIOWF's ability to obtain such borrowings on comparable terms and the floating nature of the interest rates.

9.  SUBSEQUENT EVENT:

    On August 30, 1996, the EIOWF completed a stock-for-stock merger transaction with Physicians Resource Group, Inc. (PRG), in exchange for 304,281 shares of PRG common stock.

    The financial statements of EIOWF have been prepared as supplemental information about the entities which PRG acquired. EIOWF previously operated as a separate independent entities. The historical financial position, results of operations and cash flows do not reflect any adjustments relating to the acquisition.

                                    ANNEX G

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Physicians Resource Group, Inc.:


     We have audited the accompanying supplemental combined balance sheets of Physicians Resource Group, Inc. (a Delaware corporation), and subsidiaries, and the Acquisitions (as further described in Note 1) as of December 31, 1994 and 1995, and the related supplemental combined statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. The supplemental combined historical statements give retroactive effect to the merger with the Acquisitions, which subsequently will be accounted for as pooling of interests as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.



     We did not audit the financial statements of EyeCorp, Inc., included in the supplemental combined financial statements of Physicians Resource Group, Inc., which financial statements reflect total assets and revenues of 55 percent and 25 percent, respectively, in 1995, 70 percent and 34 percent, respectively, in 1994, and 22 percent of revenue in 1993, of the related supplemental combined totals. These statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for EyeCorp, Inc., is based solely upon the report of the other auditors.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.


     In our opinion, based upon our audits and the report of the other auditors, the supplemental combined financial statements referred to above present fairly, in all material respects, the combined financial position of Physicians Resource Group, Inc., and the Acquisitions, as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, after giving retroactive effect to the merger with the Acquisitions, as described in Note 1, all in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP

Houston, Texas

September 6, 1996

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES


                      SUPPLEMENTAL COMBINED BALANCE SHEETS

                         (000'S, EXCEPT PER SHARE DATA)


                                                                   DECEMBER 31,
                                                                -------------------    JUNE 30,
                                                                 1994        1995        1996
                                                                -------    --------    --------
                                                                                      (UNAUDITED)
                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...................................  $ 3,395    $ 18,183    $ 82,278
  Accounts receivable, net of allowance of $4,927, $5,968 and
     $7,631 for 1994, 1995 and 1996, respectively.............    9,742      15,285      18,480
  Receivables due from Affiliated Practices...................       --       6,265      14,684
  Inventories.................................................      560       2,546       3,638
  Prepaid expenses and other current assets...................    1,640       6,984       5,104
                                                                -------    --------    --------
          Total current assets................................   15,337      49,263     124,184
PROPERTY AND EQUIPMENT, net...................................   13,702      35,550      43,951
INTANGIBLE ASSETS, net........................................   15,789      52,257     112,370
OTHER NONCURRENT ASSETS, net..................................    1,084       1,710       3,895
                                                                -------    --------    --------
          Total assets........................................  $45,912    $138,780    $284,400
                                                                =======    ========    ========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Obligation to affiliated physicians and physician groups....  $ 1,280    $  1,086    $     --
  Current portion of long-term debt...........................    2,573       2,209       3,629
  Accounts payable and accrued expenses.......................    2,826      10,969      11,391
  Accrued taxes, payroll and executive resignation costs......    2,790       4,554       5,636
  Amounts due to related parties and, in 1995, the ASC
     Option...................................................      320       3,100          --
                                                                -------    --------    --------
          Total current liabilities...........................    9,789      21,918      20,656
LONG-TERM DEBT, net of current portion........................   16,321      32,788      13,186
DEFERRED TAX LIABILITIES AND OTHER LONG-TERM LIABILITIES......    4,697      15,479      30,124
                                                                -------    --------    --------
          Total liabilities...................................   30,807      70,185      63,966
                                                                -------    --------    --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value, 30,000,000 shares authorized,
     8,074,000, 19,240,000 and 25,874,000 (unaudited) shares
     outstanding..............................................       81         193         259
  Additional paid-in capital..................................    9,529      60,984     215,711
  Retained earnings...........................................    5,495       7,418       4,464
                                                                -------    --------    --------
          Total stockholders' equity..........................   15,105      68,595     220,434
                                                                -------    --------    --------
          Total liabilities and stockholders' equity..........  $45,912    $138,780    $284,400
                                                                =======    ========    ========


   The accompanying notes are an integral part of these supplemental combined financial statements.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                 SUPPLEMENTAL COMBINED STATEMENTS OF OPERATIONS

                       (000'S, EXCEPT PER SHARE AMOUNTS)



                                                                                   FOR THE SIX
                                                                                  MONTHS ENDED
                                                   FOR THE YEAR ENDED               JUNE 30,
                                              -----------------------------    -------------------
                                               1993       1994       1995       1995        1996
                                              -------    -------    -------    -------    --------
                                                                                   (UNAUDITED)
REVENUES:
  Management service......................... $26,717    $46,824    $75,610    $32,051    $ 88,549
  Surgery center.............................   7,135      9,616     12,935      3,885      12,454
  Other......................................     482        733      1,422        230       1,896
                                              -------    -------    -------    -------     -------
          Total revenues.....................  34,334     57,173     89,967     36,166     102,899
                                              -------    -------    -------    -------     -------
COSTS AND EXPENSES:
  Salaries, wages and benefits...............  20,920     31,627     50,061     17,262      51,768
  Pharmaceuticals and supplies...............   4,343      6,793      9,487      3,009      13,046
  General and administrative.................   5,066     10,951     22,478     10,735      23,904
  Depreciation and amortization..............     975      2,361      3,498      1,155       4,418
  Interest expense...........................     343      1,411      1,516        890         341
  Executive resignation expenses.............      --         --      1,117         --          --
  Pooling merger transaction expenses........      --         --         --         --       9,000
                                              -------    -------    -------    -------     -------
          Total costs and expenses...........  31,647     53,143     88,157     33,051     102,477
                                              -------    -------    -------    -------     -------
INCOME (LOSS) BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM.........................   2,687      4,030      1,810      3,115         422
PROVISION FOR INCOME TAXES...................      --      1,162        501        690       3,276
                                              -------    -------    -------    -------     -------
INCOME BEFORE EXTRAORDINARY
  ITEM.......................................   2,687      2,868      1,309      2,425      (2,854)
EXTRAORDINARY ITEM, loss on debt
  extinguishment, net of income tax benefit
  of $53.....................................      --         --       (119)        --          --
                                              -------    -------    -------    -------     -------
NET INCOME (LOSS)............................   2,687      2,868      1,190      2,425      (2,854)
INCOME (LOSS) PER SHARE:
  Income before extraordinary item........... $  0.41    $  0.37    $  0.10    $  0.29    $  (0.13)
  Extraordinary item.........................      --         --      (0.01)        --          --
                                              -------    -------    -------    -------     -------
  Net income................................. $  0.41    $  0.37    $  0.09    $  0.29    $  (0.13)
                                              =======    =======    =======    =======     =======
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING................................   6,574      7,788     12,678      8,296      21,768
                                              =======    =======    =======    =======     =======
PRO FORMA ADJUSTMENTS --
  Income tax expense (Unaudited).............   1,045        432        252        510         349
                                              -------    -------    -------    -------     -------
PRO FORMA NET INCOME (LOSS) (Unaudited)...... $ 1,642    $ 2,436    $   938    $ 1,915    $ (3,203)
                                              =======    =======    =======    =======     =======
PRO FORMA INCOME (LOSS) PER COMMON SHARE
  (Unaudited)................................ $  0.25    $  0.31    $  0.07    $  0.23    $  (0.15)
                                              =======    =======    =======    =======     =======
PRO FORMA WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING (Unaudited).............   6,574      7,788     12,678      8,296      21,768
                                              =======    =======    =======    =======     =======


   The accompanying notes are an integral part of these supplemental combined financial statements.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

      SUPPLEMENTAL COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1995
                           (000'S, EXCEPT SHARE DATA)


                                                                                                       PARTNERS'
                                        PREFERRED STOCK           COMMON STOCK          ADDITIONAL     EQUITY/          TOTAL
                                      -------------------     ---------------------      PAID-IN       RETAINED     STOCKHOLDERS'
                                       SHARES      AMOUNT       SHARES       AMOUNT      CAPITAL       EARNINGS        EQUITY
                                      --------     ------     ----------     ------     ----------     --------     -------------
BALANCE, January 1, 1993............        --      $ --       3,592,000      $ 36       $    610      $ 5,891        $   6,537
  Issuance of common stock..........        --        --       1,200,000        12             --          (12)              --
  Net income........................        --        --              --        --             --        2,687            2,687
  Distributions.....................        --        --              --        --             --       (1,764)          (1,764)
                                      --------      ----      ----------      ----       --------      -------         --------
BALANCE, December 31, 1993..........        --        --       4,792,000        48            610        6,802            7,460
  Capital contribution in
    conjunction with stock split....        --        --              --        --             --           11               11
  Issuance of common stock, dividend
    paid and formation of EyeCorp...        --        --       1,320,000        13            100       (3,457)          (3,344)
  Issuance of common stock in
    connection with acquisitions....        --        --       1,962,000        20          8,819           --            8,839
  Net income........................        --        --              --        --             --        2,868            2,868
  Distributions.....................        --        --              --        --             --         (729)            (729)
                                      --------      ----      ----------      ----       --------      -------         --------
BALANCE, December 31, 1994..........        --        --       8,074,000        81          9,529        5,495           15,105
  Issuance of common stock in
    conjunction with the PRG
    Reorganization and IPO, net of
    offering costs..................        --        --       7,941,000        80         37,149           --           37,229
  Cash dividends paid to physician
    owners of PRG Founding
    Affiliated Practices............        --        --              --        --        (13,362)          --          (13,362)
  Issuance of preferred stock.......   174,500         2              --        --          1,743           --            1,745
  Retirement of preferred stock.....  (174,500)       (2)             --        --         (1,743)          --           (1,745)
  Issuance of common stock in
    conjunction with acquisitions...        --        --       3,225,000        32         27,668           --           27,700
  Net income........................        --        --              --        --             --        1,190            1,190
  Contributions, net................        --        --              --        --             --          733              733
                                      --------      ----      ----------      ----       --------      -------         --------
BALANCE, December 31, 1995..........        --        --      19,240,000       193         60,984        7,418           68,595
                                      --------      ----      ----------      ----       --------      -------         --------
  Issuance of common stock in
    conjunction with acquisitions...        --        --       2,248,000        22         38,860           --           38,882
  Issuance of common stock..........        --        --       4,250,000        43        114,508           --          114,551
  Exercise of stock options.........        --        --         136,000         1          1,359           --            1,360
  Net income (loss).................        --        --              --        --             --       (2,854)          (2,854)
  Distributions.....................        --        --              --        --             --         (100)            (100)
                                      --------      ----      ----------      ----       --------      -------         --------
BALANCE, June 30, 1996
  (unaudited).......................        --      $ --      25,874,000      $259       $215,711      $ 4,464        $ 220,434
                                      ========      ====      ==========      ====       ========      =======         ========


   The accompanying notes are an integral part of these supplemental combined financial statements.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                 SUPPLEMENTAL COMBINED STATEMENTS OF CASH FLOWS

                                    (000'S)



                                                                                FOR THE SIX MONTHS
                                                                                      ENDED
                                                     FOR THE YEAR ENDED              JUNE 30,
                                                -----------------------------   ------------------
                                                 1993       1994       1995      1995       1996
                                                -------   --------   --------   -------   --------
                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)............................ $ 2,687   $  2,868   $  1,190   $ 2,425   $ (2,854)
  Adjustments to reconcile net income to net
     cash provided by operating activities --
     Depreciation and amortization.............     975      2,361      3,498     1,155      4,418
     Change in deferred taxes..................      --       (253)      (358)       --     (6,656)
     Amortization of deferred loan cost........      --         --        178        --         --
     Changes in assets and liabilities, net of
       effects of acquisitions --
       Increase in accounts payable, accrued
          expenses and accrued payroll.........     466      3,441      2,624       544     (1,894)
       Change in accounts receivable, net, and
          receivables due from affiliated
          practices............................    (896)      (896)     2,331       333     (4,488)
       Increase in inventories.................     (32)       (96)      (275)      (25)      (178)
       Change in prepaid expenses and other
          assets...............................   1,202     (1,408)    (3,900)      335      1,038
                                                -------   --------   --------   --------  --------
               Net cash provided by (used in)
                 operating activities..........   4,402      6,017      5,288     4,767    (10,614)
                                                -------   --------   --------   --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash consideration paid to acquire a
     management service organization, net of
     cash acquired.............................      --         --     (2,174)   (2,174)        --
  Payments for clinic operating assets, net of
     cash acquired.............................      --     (8,936)    (7,459)   (3,336)   (12,486)
  Additions to property and equipment..........    (451)    (3,703)    (4,982)   (1,063)    (4,877)
                                                -------   --------   --------   --------  --------
          Net cash used in investing
            activities.........................    (451)   (12,639)   (14,615)   (6,573)   (17,363)
                                                -------   --------   --------   --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash paid in connection with organization of
     the Company and the initial public
     offering..................................      --       (304)    (5,509)   (4,479)        --
  Proceeds from the issuance of common stock,
     net of underwriting discounts.............      --         20     42,953    37,476         --
  Proceeds from 1996 offering, net.............      --         --         --        --    114,550
  Distributions to owners, net.................  (1,764)    (4,148)   (12,629)  (13,113)      (100)
  Proceeds from long-term debt.................     115     16,686     19,896       305     18,746
  Payments of long-term debt...................    (927)    (4,583)   (19,888)   (3,197)   (41,824)
  Net advances (repayments) with related
     party.....................................  (1,005)       536      1,037     1,657         --
  Proceeds from exercise of stock options......      --         --         --        --        700
  Retirement of preferred stock................      --         --     (1,745)       --         --
                                                -------   --------   --------   --------  --------
          Net cash provided by (used in)
            financing activities...............  (3,581)     8,207     24,115    18,649     92,072
                                                -------   --------   --------   --------  --------
NET INCREASE IN CASH AND CASH EQUIVALENTS......     370      1,585     14,788    16,843     64,095
CASH AND CASH EQUIVALENTS, beginning of year...   1,440      1,810      3,395     3,395     18,183
                                                -------   --------   --------   --------  --------
CASH AND CASH EQUIVALENTS, end of year.........   1,810      3,395     18,183    20,238     82,278
                                                =======   ========   ========   ========  ========


   The accompanying notes are an integral part of these supplemental combined financial statements.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

              NOTES TO SUPPLEMENTAL COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION, BUSINESS AND ORGANIZATION:

  The Merger


     In June and August 1996, Physicians Resource Group, Inc. and subsidiaries (PRG or the Company) merged with Cincinnati Eye Institute, Inc. and affiliate, (Cincinnati Eye); Tampa Eye Clinic, P.A. (Tampa Eye); Gregory L. Henderson, M.D., P.A. (Henderson); The Eye Institute of West Florida, P.A. and Douglas G. Johnson, O.D., P.A. (West Florida); Stuart B. Kaufman, M. D. and Associates, P.A. (Kaufman); F.A. Hauber, M.D., P.A. (Hauber); and Central Florida Eye Associates, P.A. (Central Florida) (collectively, the Acquisitions) in transactions to be accounted for as pooling of interests (the Merger). On or about November 14, 1996, PRG will restate its historical financial statements to reflect the pooling-of-interests transactions. Those restated financials will resemble these supplemental combined financial statements in all material aspects. These supplemental financial statements are presented to provide the reader with an understanding of the combined historical results of PRG.


  PRG Formation


     PRG (a Delaware corporation) and subsidiaries was formed to provide physician practice management services to ophthalmic and optometric practices in November 1993. PRG earns revenues from its integrated eyecare network through management service agreements with affiliated practices and by owning and operating or providing management services to ambulatory surgery centers (ASCs) and optical dispensaries. The Company currently has 97 affiliated practices (Affiliated Practices or Practices) in 16 states.



     On June 28, 1995, PRG consummated an initial public offering (the Offering) and simultaneously exchanged cash, shares of its common stock and a note payable for certain assets of and liabilities associated with 10 eye care practices (the initial Affiliated Practices). The Offering of 3,553,000 shares of common stock at $13 per share resulted in proceeds, net of underwriter commissions and offering costs, of approximately $37,229,000. Upon closing of the Offering, the Company exchanged 174,500 shares of its preferred stock with a related party for payment of $1,745,000 which had been advanced to the Company to fund a portion of its offering costs. In July of 1995, these shares were redeemed and a payment was made in the amount of $1,745,000 to the related party in exchange for such shares.



     Simultaneously with the closing of the Offering, the Company acquired certain assets and assumed certain liabilities associated with nine of the 10 initial Affiliated Practices (the Reorganization). This exchange was accounted for using the historical cost basis with the stock being valued at the historical cost of the net assets received by PRG. The owners of the initial Affiliated Practices were issued 4,388,355 shares of common stock, a warrant to purchase 40,000 shares of common stock and were paid $13,362,000 in cash.



     As part of the Reorganization, the Company also entered into an option (ASC Option) which was subsequently exercised by the stockholders of one of the initial Affiliated Practices in which the Company acquired an ambulatory surgery center (ASC). In late 1995, the stockholders exercised their option and in 1996 PRG paid the stockholders $3,100,000 in cash, issued a note for $3,500,000 and assumed approximately $2,828,000 in construction indebtedness (see Note 8). The $3,500,000 and $2,828,000 obligations are recorded on the accompanying balance sheet as long-term debt, and the $3,100,000 is recorded as a current liability as of December 31, 1995. In addition, the Company purchased from a third party a management services organization (MSO) which provided services to one of the initial Affiliated Practices. This transaction was accounted for under the purchase method of accounting. The MSO was acquired for $2,498,000 in cash and a note payable for $2,000,000 which was subsequently retired.



     Concurrently with these transactions, the physicians associated with seven of the initial Affiliated Practices created new entities for the practice of medicine. These new entities and the three remaining initial Affiliated Practices entered into 40-year service agreements with the Company. Under the terms of the service

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES agreements, the Company is providing management, marketing and administrative services to the Practices in return for management service fees.


  EyeCorp Acquisition



     On March 18, 1996, PRG merged with EyeCorp, Inc. (EyeCorp) by issuing 6,089,506 shares of PRG common stock to the stockholders of EyeCorp in exchange for all of its outstanding common stock. Each outstanding share of EyeCorp common stock was converted into .582 shares of PRG common stock. This transaction was accounted for as a pooling of interests. EyeCorp performs management services to eye care practices and ambulatory surgery centers. On December 28, 1995, EyeCorp acquired certain operating assets and assumed certain liabilities of 49 eye care practices and four ambulatory surgery centers for consideration of $1,400,000 in cash, approximately $1,800,000 in notes payable and 3,224,280 shares of common stock. These acquisitions were accounted for as purchases.



  Merger Entities



     Cincinnati Eye is a professional services corporation specializing in the practice of ophthalmology in the greater Cincinnati, Ohio area.



     Tampa Eye, Henderson, West Florida, Kaufman and Hauber are all independent professional services corporations specializing in the practice of ophthalmology in the greater Tampa, Florida area.



     Central Florida is a professional services corporation specializing in the practice of ophthalmology in the Lakeland, Florida area.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

  Separate Company Operating Results



     PRG's merger with the Acquisitions will be accounted for as pooling of interests and, accordingly, the accompanying supplemental combined financial statements and notes thereto have been restated to include the accounts of PRG and the Acquisitions as if they had been one entity for all periods presented. Separate and combined results for PRG and the Acquisitions for the periods prior to consummation of the Merger are as follows:



         DESCRIPTION                                                   1994         1995
         -----------                                                 -------      -------
                                                                             (000'S)
    Revenues:
      PRG............................................................  $19,584     $48,525
      Cincinnati Eye.................................................   14,247      16,827
      Tampa Eye......................................................    5,364       5,523
      Henderson......................................................    4,111       4,282
      West Florida...................................................    3,109       3,487
      Kaufman........................................................    1,624       2,129
      Hauber.........................................................    1,877       2,044
      Central Florida................................................    7,257       7,150
                                                                       -------     -------
              Total revenues.........................................  $57,173     $89,967
                                                                       =======     =======
    Net income:
      PRG............................................................  $ 1,916     $   545
      Cincinnati Eye.................................................      132         162
      Tampa Eye......................................................       50         (13)
      Henderson......................................................      785        (319)
      West Florida...................................................      118         348
      Kaufman........................................................       85          29
      Hauber.........................................................      168         (37)
      Central Florida................................................     (386)        475
      Conforming adjustments.........................................       --          --
                                                                       -------     -------
              Total net income.......................................  $ 2,868     $ 1,190
                                                                       =======     =======



  Purchase Acquisitions Subsequent to December 31, 1995



     During the first quarter of 1996, PRG acquired certain assets and liabilities of, and entered into Service Agreements with, 11 eye care practices and seven ASC's (the First Quarter Acquisitions). These acquisitions were accounted for as purchases. The net assets acquired in the transactions were approximately $31,300,000. As consideration for these acquisitions, PRG paid approximately, $7,800,000 in cash and issued 1,446,437 shares of its common stock. The PRG common stock issued in connection with the First Quarter Acquisitions was valued from $20.75 to $22.00 per share. The accompanying financial statements include the results of operations of the above acquisitions subsequent to the date of acquisition.



     During the second quarter of 1996, PRG acquired certain assets and liabilities of, and entered into service agreements with, 12 eye care practices and two ASC's (the Second Quarter Acquisitions). These acquisitions were accounted for as purchases. The net assets acquired in these transactions were approximately $20,400,000. As consideration for these acquisitions, PRG paid approximately $2,300,000 in cash and issued 863,755 shares of its common stock. The PRG common stock issued in connection with the Second Quarter Acquisitions was valued from $26.24 to $30.41 per share. Additionally, during the second quarter of 1996, PRG, through a wholly-owned subsidiary, merged, in a transaction accounted for as a pooling of interests, with Central Florida Eye Associates P.A. In connection therewith, PRG issued 281,832 shares of common stock to the owners of the practice.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation


     The supplemental combined financial statements include the financial position and results of operations of PRG and all of its subsidiaries combined with the financial position and results of operations of the Acquisitions. As previously discussed, these supplemental combined financial statements reflect how PRG's consolidated financial statements will look following the mid-November 1996 restatement for the Merger. For the purposes of these combined supplemental financial statements, the Acquisitions' common stock have been converted into PRG common stock based on the number of shares issued to consummate each transaction. All significant intercompany transactions have been eliminated.


  Fair Values of Financial Instruments

     The Company believes the fair values of its financial instruments approximates their carrying amounts.

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company primarily invests in overnight repurchase agreements, tax-free municipal bonds and money market accounts. The interest rates vary from 3.5 percent to 5.75 percent. These investments are carried at fair value.

  Prepaid Expenses and Other Current Assets


     Prepaid expenses and other current assets primarily consist of deferred acquisition costs and prepaid expenses. All incremental costs incurred in connection with acquisitions in process at the balance sheet dates have been capitalized and will be charged to expense or included in the purchase consideration upon its successful completion. If any of the acquisitions are not successfully completed, these deferred costs will be charged to expense.


  Inventories

     Inventories consist primarily of spectacle frames lenses and medical supplies and are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using a straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

  Intangible Assets

     Identifiable intangible assets consist of the non-physician employee workforce, management service agreements and goodwill associated with ASC acquisitions. The estimated fair value of the non-physician employee workforce is based on the estimated cost to replace the workforce. The estimated fair value of the management service agreement for acquired practices is the excess of the purchase price over the estimated fair value of the tangible assets and workforce acquired and liabilities assumed. Intangible assets associated with management service agreement are generally amortized over 15 years for single-practitioner practices and over 40 years for multiple-practitioner practices. Amounts paid for ASC acquisitions in excess of the net assets acquired is treated as goodwill.

     The Company reviews the carrying value of the intangible assets at least quarterly on a entity by entity basis to determine if facts and circumstances exist which would suggest that the intangible assets may be impaired or that the amortization period needs to be modified. Among the factors PRG considers in making

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES the evaluation are changes in the practices' or ambulatory surgery center's market position, reputation, profitability and geographical penetration. If indicators are present which may indicate impairment is probable, PRG will prepare a projection of the undiscounted cash flows of the specific practice and determine if the intangible assets are recoverable based on these undiscounted cash flows. If impairment is indicated, then an adjustment will be made to reduce the carrying amount of the intangible assets to their fair value. The Company does not expect the adoption of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," to have a material impact on its financial condition or results of operations.

  Income Taxes

     Income taxes are recorded under SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach for financial accounting and reporting. Deferred tax liabilities and assets are recorded for the differences between the tax and financial reporting basis of the assets and liabilities and are based on the enacted income tax rates which are expected to be in effect in the period in which the difference is expected to be settled or realized. A change in tax laws results in adjustments to the deferred tax liabilities and assets.


  Income (Loss) Per Share and Pro Forma Income (Loss) Per Share


     Income per share has been computed by dividing net income by the weighted average number of common shares and common share equivalents outstanding. Common share equivalents included in determining income per share include shares issuable upon exercise of warrants and stock options, if dilutive.


     Pro forma income per common share has been computed by dividing pro forma net income by the pro forma weighted average number of common shares outstanding during the periods. The number of pro forma common shares outstanding during the periods includes the weighted average number of common shares, including pro forma PRG shares assumed to be outstanding for the Acquisitions (see Note 1), and common share equivalents outstanding during the periods. Common share equivalents included in determining pro forma income per share include shares issuable upon exercise of warrants and stock options, if dilutive.


  Use of Estimates

     The preparation of these financial statements requires the use of certain estimates by management in determining the entities' assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Major Customers

     The Company's major customers are the Affiliated Practices for which the Company provides management services, along with Medicare and other governmental programs.

  Concentration of Credit Risk

     The Company's accounts receivable primarily consist of management service revenues due from affiliated physician groups and from medical services due from patients funded through Medicare, Medicaid, commercial insurance and private payment. The Company and its Affiliated Practices perform ongoing credit evaluations of its patients and generally does not require collateral. The Company and its Affiliated Practices maintain allowances for potential credit losses, and such losses have been within management's expectation.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

3. REVENUE RECOGNITION AND RECEIVABLES:

     A significant portion of the Practices medical service and ASC revenues are received from Medicare and other governmental programs. Medicare and other governmental programs reimburse providers based on fee schedules which are determined by the related governmental agency. In the ordinary course of business, providers receiving reimbursement from Medicare and other governmental programs are potentially subject to a review by regulatory agencies concerning the accuracy of billings and sufficiency of supporting documentation.

     The individual Practices and ASC's gross medical service revenues are based on established rates reduced by contractual allowances. Contractual adjustments represent the difference between charges at established rates and estimated recoverable amounts and are recognized in the period the services are rendered. Any differences between estimated contractual adjustments and actual final settlements are reported as contractual adjustments in the period final settlements are made.

  Revenues -- Management Services


     The Company owns 7 Practices and manages the remaining Practices under various types of service and management agreements. The management service revenues are based on a percentage of the Practices revenue or a flat fee and reimbursement of clinic expenses. The following table presents the amount of medical service revenues included in the determination of the Company's management service revenues for the years ended December 31, 1994 and 1995:



                              DESCRIPTION                              1994         1995
                              -----------                            --------     --------
                                                                            (000'S)
    Gross medical service revenues.................................  $ 88,965     $147,190
      Less -- Contractual adjustments and allowance for doubtful
         accounts..................................................   (34,833)     (59,962)
                                                                     --------     --------
    Net medical service revenues...................................    54,132       87,228
      Less -- Amounts retained by the Practices owner physicians...    (7,308)     (11,618)
                                                                     --------     --------
              Management service revenues..........................  $ 46,824     $ 75,610
                                                                     ========     ========


  Revenues -- Surgery Centers

     The Company owns and operates surgery centers through various arrangements. Revenues derived from surgery centers are based on facility fees charged to patients, third-party payors or other physician practices for use of the surgery center as well as reimbursement of surgery center expenses. Surgery center revenues are also net of adjustments for contractual allowances and allowances for bad debts. The following table presents amounts included in determining the Company surgery center revenues for the years ended December 31, 1994 and 1995:


                              DESCRIPTION                              1994         1995
                              -----------                            --------     --------
                                                                            (000'S)
    Surgery center revenues........................................  $ 22,173     $ 27,314
      Less -- Contractual adjustments and allowances for doubtful
         accounts..................................................   (12,557)     (14,379)
                                                                     --------     --------
    Net surgery center revenues....................................  $  9,616     $ 12,935
                                                                     ========     ========

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

  Receivables


     Receivables due from the Affiliated Practices include management service receivables, receivables from the practices for certain expenses being paid on their behalf and certain other receivables. The receivables due from certain of the Affiliated Practices are collateralized by a security interest in the Affiliated Practices' receivables from third-party payors and patients.



     Pursuant to the terms of certain of the Company's service agreements, the Affiliated Practices' accounts receivable are purchased without recourse. The purchase price is the face amount of the accounts receivable less any reserve recorded by the Affiliated Practices for uncollectible amounts. Accounts receivable are purchased daily and paid at the end of each month.



     For the seven Practices owned by the Company, accounts receivable reflects the receivables from patients and third party payors net of the recorded reserve for uncollectible amounts.


4. ACQUISITIONS

     The consideration paid and total net book value of the assets and liabilities associated with the acquisition of the Affiliated Practices were as follows:


                                                           PURCHASED ENTITIES   REORGANIZATION
                                                           ------------------   --------------
                         DESCRIPTION                        1994       1995          1995
                         -----------                       -------   --------   --------------
                                                                         (000'S)
    Current assets.......................................  $ 3,128   $  8,653      $  9,445
    Property and equipment...............................    3,396      6,951         8,743
    Intangible and other noncurrent assets...............   15,923     35,687         1,583
    Liabilities assumed..................................   (4,446)   (14,928)      (19,682)
                                                           -------   --------      --------
              Net assets acquired........................   18,001     36,363            89
    Consideration for net assets acquired:
      Debt Issued........................................      160      3,770            --
      Stock Issued.......................................    8,905     27,700            89
                                                           -------   --------      --------
      Cash Paid..........................................  $ 8,936   $  4,893      $     --
                                                           =======   ========      ========


     The PRG equivalent stock issued in connection with the acquisitions was valued at $5.70 per share for the 1994 acquisitions as determined by the Board of Directors based on a good faith determination of the relative fair market values of the Predecessor Entities and at $8.59 per share for the 1995 acquisitions based on an independent valuation.

     Subsequent to the Acquisitions the Company entered into management service agreements with the related physician groups. Certain adjustments related to the above estimated fair value of the assets acquired and liabilities assumed in the 1995 Company's acquisitions may be revised as additional information becomes available.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

5. PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following as of December 31, 1994 and 1995:


                                DESCRIPTION                                1994      1995
                                -----------                               ------    ------
                                                                               (000'S)
    Deferred acquisition costs --
      EyeCorp..........................................................   $   --    $2,378
      Other acquisitions...............................................       --     1,375
    Deferred issuance costs............................................    1,107       223
    Other prepaid expenses.............................................      533     3,008
                                                                          ------    ------
              Total....................................................   $1,640    $6,984
                                                                          ======    ======



     As discussed in Note 1, the merger with EyeCorp was completed in March 1996. Total deferred acquisition costs incurred in connection with the EyeCorp merger are anticipated to be approximately $9,000,000, of which $2,378,000 has been incurred and accrued as of December 31, 1995. Under pooling-of-interest accounting, these costs will be expensed in the first quarter of 1996, which corresponds with the closing of the transaction. PRG also closed transactions with 22 other physician practices in the first part of 1996 which will be accounted for as purchases. Total deferred acquisition costs of approximately $900,000 are anticipated to be incurred in connection with those transactions, $713,000 of which was deferred as of December 31, 1995. These costs will be treated as part of total consideration paid for the acquisitions. Deferred issuance costs were incurred in connection with the registration of Company common stock and will be charged to additional paid-in capital as the stock is issued.


6. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following as of December 31, 1994 and 1995:


                                                             ESTIMATED
                                                              USEFUL
                                                               LIVES
                          DESCRIPTION                         (YEARS)      1994        1995
                          -----------                        ---------    -------    --------
                                                                          (000'S)
    Land...................................................      --       $ 1,710    $  2,305
    Buildings and improvements.............................     5-40        5,614      12,747
    Equipment, software and other..........................     3-10        9,811      17,618
    Leasehold improvements.................................     3-10        1,688       4,042
    Furniture and fixtures.................................     7-10        3,649       9,831
                                                                          -------    --------
                                                                           22,472      46,543
    Less -- Accumulated depreciation and amortization......                (8,770)    (10,993)
                                                                          -------    --------
              Property and equipment, net..................               $13,702    $ 35,550
                                                                          =======    ========

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

7. INTANGIBLE ASSETS:

     Intangible assets consist of the following as of December 31, 1994 and 1995:


                                                              ESTIMATED
                                                               USEFUL
                                                                LIVES
                          DESCRIPTION                          (YEARS)      1994       1995
                          -----------                         ---------    -------    -------
                                                                           (000'S)
    Noncompete agreements...................................    3-5        $    --    $   255
    Work force in place.....................................     7             840      3,525
    Management service agreements...........................   15-40        11,824     37,489
    Goodwill................................................    40           3,750     12,513
                                                                           -------    -------
                                                                            16,414     53,782
    Less -- Accumulated amortization........................                  (625)    (1,525)
                                                                           -------    -------
              Intangible assets, net........................               $15,789    $52,257
                                                                           =======    =======


8. LONG-TERM OBLIGATIONS:

  Long-Term Debt

     Long-term debt consists of the following as of December 31, 1994 and 1995:


                               DESCRIPTION                                  1994        1995
                               -----------                                 -------     -------
                                                                                 (000'S)
Revolving term loan......................................................  $    --     $18,882
Installment notes payable to physician practices (see Note 1), bearing
  interest ranging from 8% to 10%, payable in monthly installments.......       --       1,770
Note payable to related party for ASC purchase, due in 2001, payable in
  monthly installments, bearing interest at 7%...........................       --       3,500
Notes payable to bank, due through 2005, payable in installments, bearing interest at LIBOR plus 1.5% (7.5% at December 31, 1995), collateralized
  by assets of an ASC....................................................       --       2,828
Term loans payable to insurance companies, due through 1999, bearing interest from 5.96% to 10.17%, payable monthly, secured by the related
  equipment..............................................................       --       1,893
Term loans, bearing interest ranging from 9.5% to 10.0%, paid in 1995....   12,296          --
Term loan, bearing interest at 9.5%, paid in 1995........................      417          --
Mortgage notes payable, bearing interest, ranging from 7.85% to 8.50%
  paid in 1995...........................................................    1,711          --
Other notes payable due from 1996 to 2000, bearing interest at rates from
  7% to 12%..............................................................      177         571
Notes payable to banks, due through 2011, bearing interest ranging from
  6% to 10%, payable in installments, secured by real property and
  equipment..............................................................    3,505       4,786
Notes payable to banks, bearing interest at the prime rate plus amounts ranging from 0.5% to 1.0% (9% to 9.5% at December 31, 1995), payable in
  installments due through 1999..........................................      635         688
Lines of credit payable to banks, due on demand, bearing interest at the prime rate (8.5% at December 31, 1995) and prime rate plus 0.5% (9% at
  December 31, 1995).....................................................      153          79
                                                                           -------     -------
          Total long-term debt...........................................   18,894      34,997
Less -- Current portion of long-term debt................................   (2,573)     (2,209)
                                                                           -------     -------
          Total..........................................................  $16,321     $32,788
                                                                           =======     =======

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

     In December 1995, EyeCorp entered into a $20 million revolving credit facility (the EyeCorp Credit Facility) with a bank which was used for the acquisitions completed in 1995 (see Note 1), and for the repayment of amounts outstanding under the prior credit facility. Advances to EyeCorp under the credit facility bear interest at either LIBOR plus 2.0 percent to 2.5 percent or the bank's prime rate plus 0.5 percent. EyeCorp has the option to convert from LIBOR to the bank's prime rate and vice versa at certain times. Monthly interest payments are due under the revolving term loan and quarterly principal installments of 3.57 percent are to be paid commencing on March 1, 1997, with the remainder due December 28, 1997. The EyeCorp Credit Facility is collateralized by certain assets and common stock of EyeCorp.

     The unused portion of the EyeCorp Credit Facility, based on eligible collateral, was $1,118,000 at December 31, 1995. The EyeCorp Credit Facility contains covenants, the most restrictive of which require that the Company: (a) not incur any purchase money liens, borrowed funds under the credit facilities excluded in excess of $600,000, (b) maintain a debt coverage ratio as defined in the credit facility agreement of 1.5 to 1, (c) maintain a consolidated current ratio of 1.5 to 1, (d) maintain net worth of at least $37.7 million and (e) maintain a ratio of debt under the EyeCorp Credit Facility to debt plus stockholders' equity not to exceed .5 to 1. The EyeCorp Credit Facility also subjects the Company to repayment penalties on amounts outstanding under the LIBOR rate as defined in the agreement. Additionally, the Company is obligated to pay a fee of up to $300,000 in the event that the Company terminates the EyeCorp Credit Facility prior to its maturity date.

     EyeCorp was in violation of the net worth covenant at December 31, 1995. On April 18, 1996, the violation was waived by the lender and the covenant was amended, as of January 1, 1996, requiring EyeCorp to maintain net worth of at least $37,677,000 as defined in the agreement.

     In connection with the repayment of the prior credit facility, EyeCorp recognized an extraordinary loss of $119,000 (net of income tax benefit of $53,000) in connection with the early retirement of debt which consisted of unamortized loan costs.


     The Company paid $359,000, $1,319,000 and $1,981,000 in interest for the years ended December 31, 1993, 1994 and 1995. As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:



    YEAR                                                                         AMOUNT
    ----                                                                         -------
                                                                                 (000'S)
    1996.......................................................................  $ 2,209
    1997.......................................................................   21,256
    1998.......................................................................    4,048
    1999.......................................................................    1,940
    2000.......................................................................    1,546
    Thereafter.................................................................    3,998
                                                                                 -------
              Total............................................................  $34,997
                                                                                 =======


     On January 8, 1996, PRG entered into an additional credit facility (the PRG Credit Facility) with the same bank that provided the EyeCorp Credit Facility, in the amount of $35,000,000, to be used for acquisitions, capital expenditures and working capital. Up to $10,000,000 may be borrowed under the PRG Credit Facility for letters of credit. The PRG Credit Facility is secured by the stock of the subsidiaries of PRG and guaranteed by the subsidiaries of PRG.

     The Company may obtain advances under the PRG Credit Facility to the extent of the lesser of the $35,000,000 or the borrowing base in effect from time to time (the Borrowing Base). The Borrowing Base is generally defined as the consolidated earnings before interest, taxes, depreciation and amortization, less certain

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES amounts described in the PRG Credit Facility and then multiplied by 2.5. The initial Borrowing Base calculation indicated the Company could borrow up to the $35,000,000 facility limit.

  Supplemental Non-cash Transactions

     EyeCorp purchased an airplane in 1994 by issuing a note payable for approximately $475,000.

  Long-Term Lease Obligations

     PRG leases medical equipment and office space under noncancelable operating lease agreements which expire at various dates. At December 31, 1995, minimum annual rental commitments under noncancelable operating leases with terms in excess of one year are as follows:


    YEAR                                                                         AMOUNT
    ----                                                                         -------
                                                                                 (000'S)
    1996.......................................................................  $ 6,307
    1997.......................................................................    5,655
    1998.......................................................................    5,294
    1999.......................................................................    4,297
    2000.......................................................................    3,424
    Thereafter.................................................................   10,750
                                                                                 -------
              Total minimum lease payments.....................................  $35,727
                                                                                 =======



     Rent expense related to operating leases amounted to $1,368 and $3,646 for the years ended December 31, 1994 and 1995, respectively.


9. STOCKHOLDERS' EQUITY:

  Common Stock

     The financial statements have been restated to give retroactive recognition to stock splits made by both PRG and EyeCorp in the past three years.


     The Company has reserved (a) 2,000,000 shares of common stock for issuance upon exercise of stock options under the Company's stock option plans and (b) 40,000 shares of common stock for issuance upon exercise of the warrants, which are exercisable at $13.00 per share. The Company registered an additional 6,000,000 shares of common stock during the first half of 1996 to be used in connection with additional acquisitions.



     In May 1996 the Company completed the offering of 5,750,000 shares of common stock. The Company issued 4,250,000 new shares of common stock and stockholders of the Company sold 1,500,000 shares of common stock in the 1996 Offering. Proceeds to the Company, net of estimated offering expenses and underwriting discounts, were approximately $114,550,000.


  Preferred Stock

     The Company has authorized the issuance of up to 10,000,000 shares of preferred stock, $.01 par value. The Company issued 174,500 shares of preferred stock on June 28, 1995, in conjunction with the Offering. These shares were retired on July 10, 1995, in exchange for $1,745,000 in cash.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

10. INCOME TAX EXPENSE:

     Income tax expense for the years ended December 31, 1994 and 1995, consists of the following:

                               DESCRIPTION                               1994       1995
    ------------------------------------------------------------------  ------     -------
                                                                             (000'S)
    Current --
      Federal.........................................................  $1,205     $ 1,573
      State...........................................................     207         322
                                                                        ------     -------
              Total current...........................................   1,412       1,895
    Deferred --
      Federal.........................................................    (225)     (1,161)
      State...........................................................     (25)       (233)
                                                                        ------     -------
              Total deferred..........................................    (250)     (1,394)
                                                                        ------     -------
    Total income tax expense..........................................  $1,162     $   501
                                                                        ======     =======

     Total income tax expense differed from the amount computed by applying the statutory federal income tax rate of 34 percent to income before income taxes as a result of the following:


                                DESCRIPTION                               1994      1995
    -------------------------------------------------------------------  ------     -----
                                                                             (000'S)
    Computed statutory tax expense.....................................  $1,370     $ 615
    Increase in income taxes resulting from --
      State income taxes, net of federal income tax benefit............     120       164
      Non-taxable entities.............................................    (323)     (219)
      Nondeductible expenses...........................................      --        32
      Tax-exempt interest income.......................................      --       (67)
      Other............................................................      (5)      (24)
                                                                         ------     -----
              Total income tax expense.................................  $1,162     $ 501
                                                                         ======     =====


     Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities for financial reporting and such amounts as measured by tax laws and regulations. The components of the net deferred tax liability are as follows:


                               DESCRIPTION                               1994       1995
    ------------------------------------------------------------------  ------     -------
                                                                             (000'S)
    Deferred tax assets --
      Accrued expenses................................................  $1,052     $ 1,354
      Allowance for doubtful accounts.................................     604         794
      Accrued bonus...................................................      --         744
                                                                        ------     -------
              Total deferred tax assets...............................   1,656       2,892
                                                                        ------     -------
    Deferred tax liabilities --
      Accounts receivable.............................................   2,926       3,951
      Property and equipment..........................................      77         217
      Intangibles.....................................................   2,955      12,491
      Other book/tax differences......................................     395       1,446
                                                                        ------     -------
              Total deferred tax liabilities..........................   6,353      18,105
                                                                        ------     -------
         Net deferred tax liabilities.................................  $4,697     $15,213
                                                                        ======     =======

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

     Deferred taxes related to intangibles result from acquisitions for which there is no basis in the intangibles for tax purposes. The Company paid approximately $1,947,000 for federal and state income taxes for the year ended December 31, 1995.

11. COMMITMENTS AND CONTINGENCIES:


     In the normal course of business, certain of the affiliated physician groups have been named in lawsuits alleging medical malpractice. In the opinion of the Company's management, the ultimate liability, if any, without considering possible insurance recoveries, will not have a material impact on the Company's financial position, results of operations or cash flows. Additionally, the Company's affiliated physician groups and the Company are insured with respect to medical malpractice risks on a claims-made basis.


12. EMPLOYEE BENEFIT PLANS:

  Savings Plans


     The Company maintains various defined contribution plans which permit participants to make voluntary contributions. The Company pays all general and administrative expenses of the plans, and, in some cases, makes matching contributions on behalf of the employees. The Company incurred expenses of $320,000 during the year ended December 31, 1995, related to these plans.


  Stock Option Plans

     In March 1995 and 1996, the board of directors adopted, and the stockholders of the Company approved, the 1995 Stock Option Plan, and an amendment and restatement thereof, respectively (as amended and restated the Plan). The purpose of the Plan is to provide directors, key employees and certain advisors with additional incentives by increasing their proprietary interest in the Company. The aggregate amount of common stock with respect to which options may be granted may not exceed 2,000,000 shares. The Plan provides for the grant of incentive stock options (ISO) and nonqualified stock options. The options vest over a five-year period and expire 10 years from the date of grant.


     In connection with the EyeCorp Merger, options outstanding under the EyeCorp Plans were converted into options to purchase PRG common stock at the conversion rate as specified in the merger agreement and included with existing PRG options.


     In March 1995, the board of directors adopted, and the stockholders of the Company approved, the 1995 Health Care Professionals Stock Option Plan (the Health Care Professionals Plan). The Health Care Professionals Plan permits the Company to grant stock options to employees, advisors and consultants of the Company, which the Company expects will generally be ophthalmologists and optometrists, who both (a) provide advisory or consulting services to the Company and (b) are employed by an Affiliated Practice. The aggregate amount of common stock with respect to which options may be granted may not exceed 1,000,000 shares. Options granted under the Health Care Professionals Plan will vest over a period of five years and expire 10 years from the date of grant. Generally, such options will expire upon the termination of employment or the advisory or consultant relationship with the Company or on the day prior to the 10th anniversary of the date of grant, whichever occurs first.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

     Transactions of the plans are summarized as follows:

                                                                    STOCK OPTIONS
                                                       ----------------------------------------
                       DESCRIPTION                       ISOS        NONQUALIFIED       TOTAL
    -------------------------------------------------  ---------     ------------     ---------
    Outstanding at December 31, 1994.................         --             --              --
      Granted in 1995................................  1,014,937        616,386       1,631,323
      Exercised in 1995..............................         --             --              --
      Canceled in 1995...............................         --             --              --
                                                       ---------        -------       ---------
    Outstanding at December 31, 1995.................  1,014,937        616,386       1,631,323
                                                       =========        =======       =========

     The stock options were granted at prices ranging from $5.00 to $22.04 per share including 8,730 additional ISOs granted to an employee in February 1996. During 1995, the Financial Accounting Standards Board issued Statement No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation." As permitted by SFAS No. 123, the Company will continue to follow the existing accounting requirements for stock options contained in APB Opinion No. 25 (Accounting for Stock Issued to Employees). Beginning in 1996, however, the Company will provide the pro forma disclosures required by SFAS No. 123.

13. RELATED-PARTY TRANSACTIONS:


     The Company leases facility space from various partnerships which include affiliated physicians as partners and trusts in which relatives of the affiliated physicians are named beneficiaries. Rent expense on related-party operating leases amounted to $1,325,000 and $2,604,000 for the years ended December 31, 1994 and 1995, respectively. In addition, the Company leases facilities to affiliated physicians. Rent income on related-party operating leases amounted to $245,000 for the year ended December 31, 1995.


     All of the Company's management service revenue is received from physician groups which have affiliated with the Company during the past two years. A majority of the board of directors of the Company are practicing physicians who are associated with affiliated practice groups.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

  Pro Forma


     The summarized unaudited pro forma combined summary data for the year ended December 31, 1995, presented below have been prepared as if (a) the Reorganization and Offering had been completed; (b) the merger with EyeCorp, Inc. (see Note 1), had been consummated; (c) the consummation of PRG's closed and probable transactions and entry into service agreements with the 20 eye care practices had occurred; (d) the acquisitions made by EyeCorp during 1995 were completed; and (e) the consummation of the EyeCorp and PRG Credit Facilities had occurred, all as if such transactions or events had occurred January 1, 1995. These unaudited pro forma combined summary information may not be indicative of the actual results if the above events and transactions had occurred on the date indicated or of actual results which may be realized in the future. Neither expected benefits and cost reductions anticipated by PRG or EyeCorp nor future corporate costs and expenses related to the Merger have been reflected in the accompanying unaudited pro forma combined financial data. The 1995 results include increased expenses relative to (a) establishment and development of corporate offices at PRG and EyeCorp, (b) the resignation of the Company's former chief executive officer and (c) unsuccessful transaction costs at EyeCorp.


                                                                            FOR THE YEAR
                                                                          ENDED DECEMBER 31
                                DESCRIPTION                                     1995
    --------------------------------------------------------------------  ------------------
                                                                          (000'S, EXCEPT PER
                                                                             SHARE AMOUNTS)
    Revenues............................................................      $ 240,689
    Net income..........................................................      $  21,470
    Net income per share................................................      $    0.79
    Number of shares used in net income per share calculation...........      $  27,254



     In connection with the EyeCorp merger the Company expects to incur transaction costs of approximately $9.0 million which was recognized in the first quarter of 1996.

                                 EXHIBIT INDEX



Exhibit No.                                        Description
- -----------                                        -----------
         2.1     -        Agreement and Plan of Merger, dated August 13, 1996, between PRG Ohio III, Inc., Physicians
                          Resource Group, Inc., Cincinnati Eye Institute, Inc., John S. Cohen, M.D., James D. Faulkner,
                          M.D., William J. Faulker, M.D., Robert C. Kersten, M.D., Richard S. Kerstine, M.D., Robert H.
                          Osher, M.D., Robert W. Nash, M.D., Michael R. Petersen, M.D., Gary A. Varley, M.D., Linda J.
                          Greff, M.D., Robert J. Cionni, M.D., Kevin T. Corcoran, O.D. and Corwin M. Smith, M.D. (1)

         2.2     -        Agreement and Plan of Reorganization, dated August 13, 1996, between PRG HEA Acq. Corp.,
                          Physicians Resource Group, Inc., Houston Eye Associates, P.A., Malcom L. Mazow, M.D., Robert H.
                          Stewart, M.D., Robert B. Wilkins, M.D., Jeffrey D. Lanier, M.D., Michael A. Bloome, M.D., Paul
                          C. Salmonsen, M.D., Richard L. Kimbrough, M.D., Jack T. Holladay, M.D., Jeffrey B. Arnoult,
                          M.D., William H. Quayle, M.D., John D. Goosey, M.D., John M. Lim, M.D., Kathryn H. Musgrove,
                          M.D., Marsha F. Soechting, M.D. and Marc N. Longo, M.D. (1)

         2.3     -        Asset Purchase Agreement, dated August 13, 1996, between PRG Ohio III, Inc., Physicians
                          Resource Group, Inc. and CEI Realty Associates, Ltd. (1)

         2.4     -        Agreement and Plan of Merger, dated August 13, 1996, between PRG IV Acq. Corp., Physicians
                          Resource Group, Inc., Gregory L. Henderson, M.D., P.A. and Gregory L. Henderson, M.D. (1)

         2.5     -        Agreement and Plan of Merger, dated August 13, 1996, between PRG IX Acq. Corp., Physicians
                          Resource Group, Inc., William Reynolds, M.D., P.A. and William Reynolds, M.D. (1)

         2.6     -        Agreement and Plan of Merger, dated August 12, 1996, between PRG II Acq. Corp., Physicians
                          Resource Group, Inc., Tampa Eye Clinic, P.A., J. Burns Creighton, M.D., Ronald Seeley, M.D.,
                          Lewis Lauring, M.D., William Reynolds, M.D., David Leach, M.D., P.A. and Timothy Lorenzen,
                          M.D., P.A. (1)

         2.7     -        Agreement and Plan of Merger, dated August 13, 1996, between PRG XI Acq. Corp., Physicians
                          Resource Group, Inc., Timothy Lorenzen, M.D., P.A. and Timothy Lorenzen, M.D. (1)

         2.8     -        Agreement and Plan of Merger, dated August 13, 1996, between PRG VII Acq. Corp., Physicians
                          Resource Group, Inc., Ronald Seeley, M.D., P.A. and Ronald Seeley, M.D. (1)

         2.9     -        Agreement and Plan of Merger, dated August 13, 1996, between PRG VI Acq. Corp., Physicians
                          Resource Group, Inc., J. Burns Creighton, M.D., P.A. and J. Burns Creighton, M.D. (1)


         2.10    -        Agreement and Plan of Merger, dated August 13, 1996, between PRG X Acq. Corp., Physicians
                          Resource Group, Inc., David Leach, M.D., P.A. and David Leach, M.D. (1)

         2.11    -        Agreement and Plan of Merger, dated August 13, 1996, between PRG VIII Acq. Corp., Physicians
                          Resource Group, Inc., Lewis Lauring, M.D., P.A. and Lewis Lauring, M.D. (1)

         2.12    -        Asset Purchase Agreement, dated August 13, 1996, between PRG Ohio, L.P., CEI Realty Associates, Ltd., and
                          Physicians Resource Group, Inc. (1)

         4.1     -        Restated Certificate of Incorporation of Physicians Resource Group, Inc.(2)

         4.2     -        Certificate of Designations, Preferences, Rights and Limitations of Class A Preferred Stock of
                          Physicians Resource Group, Inc.(2)

         4.3     -        Third Amended and Restated Bylaws of Physicians Resource Group, Inc.(3)

         4.4     -        Form of Warrant Certificate(2)

         4.5     -        Rights Agreement dated as of April 19, 1996 between Physicians Resource Group, Inc. and
                          Chemical Mellon Shareholder Services(4)

         4.6     -        Form of certificate evidencing ownership of Common Stock of Physicians Resource Group, Inc.(2)

         23.1    -        Consent of Arthur Andersen LLP(5)

         23.2    -        Consent of Wallingford, McDonald, Fox & Co., P.C.(5)

___________________


         (1)     -        Previously filed herewith.


         (2)     -        Previously filed as an exhibit to the Company's
                          Registration Statement on Form S-1 (No. 33- 91440) and incorporated herein by reference.

         (3)     -        Previously filed as an exhibit to the Company's
                          Annual Report on Form 10-K for the year ended
                          December 31, 1995, and incorporated herein by reference.

         (4)     -        Previously filed as an exhibit to the Company's
                          Registration Statement on Form S-1 (No. 333- 3852) and incorporated herein by reference.


         (5)     -        Filed herewith.